As filed with the Securities and Exchange Commission on January 18, 2008

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Amendment No. 2
to
FORM SB-2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Power of the Dream Ventures, Inc.
(Name of small business issuer in its charter)

Delaware	8711	51-0597895
(State or Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

1095 Budapest	Incorporating Services, Ltd.
Soroksari ut 94-96	3500 South Dupont Highway
Hungary	Dover, Delaware 29901

Telephone: +36-1-456-6061	Telephone: (302) 531-0855
Facsimile: +36-1-456-6062	Facsimile: (302) 531-3150

(Address and telephone number of principal executive offices)	(Name, address and telephone number of agent for service)

Copies of all communications and notices to:
Lloyd L. Rothenberg, Esq.
Loeb & Loeb LLP
345 Park Ave, 19th Floor
New York, New York 10154
Telephone: (212) 407-4937
Facsimile: (212) 656-1076

APPROXIMATE DATE OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on the Form are offered on a delayed or continous basis purusuant to Rule 415 under the Securities Act, check the following box ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

Calculation of Registration Fee

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Shares of Common Stock Par Value $0.0001 per Share	10,032,000(1)	$2.50(2)	$25,080,000	$769.96(3)

Total	10,032,000	$2.50	$25,080,000	$769.96

(1)           These shares were issued in connection with various private placements completed by the Registrant prior to October 25, 2007. All of the shares are offered by the Selling Shareholders. Accordingly, this registration statement includes an indeterminate number of additional shares of common stock issuable for no additional consideration pursuant to any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration, which results in an increase in the number of outstanding shares of our common stock. In the event of a stock split, stock dividend or similar transaction involving our common stock, in order to prevent dilution, the number of shares registered shall be automatically increased to cover the additional shares in accordance with Rule 416(a) under the Securities Act of 1933.

(2)           Estimated solely for the purpose of computing the registration fee pursuant to Rule 457 under the Securities Act of 1933; it is not known how many shares, if any, will be purchased under this registration statement or at what price the shares will be purchased.

(3)    Previously paid with initial filing on November 14, 2007.

Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

SUBJECT TO COMPLETION, DATED January 18, 2008

The information in this prospectus is not complete and may be changed. The Selling Shareholders may not sell these securities until this registration statement is declared effective by the United States Securities and Exchange Commission. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PROSPECTUS

Power of the Dream Ventures, Inc.

10,032,000 SHARES OF COMMON STOCK

This prospectus relates to the resale by certain of our shareholders named in this prospectus (the “Selling Shareholders”) of up to 10,032,000 shares of our common stock (the “Shares”). The Shares were purchased by the Selling Shareholders in private placement transactions pursuant to exemptions from the registration requirements of the Securities Act of 1933 (the “Securities Act”).

Although we will pay all the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales, if any, by the Selling Shareholders.

The Selling Shareholders and any underwriter, broker-dealer or agent that participates in the sale of the Shares or interests therein may be deemed “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions, profit or other compensation any of them earns on any sale or resale of the Shares, directly or indirectly, may be underwriting discounts and commissions under the Securities Act. The Selling Shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

Our common stock is presently not traded or quoted for trading on any market or securities exchange. The Selling Shareholders will sell their Shares at $2.50 per share until our common stock is quoted on the Over-The-Counter Bulletin Board (the “OTC Bulletin Board”) and, thereafter, at prevailing market prices or privately negotiated prices. No assurance can be given that our common stock will be quoted for trading on the OTC Bulletin Board or any other securities exchange or market. Please refer to“Plan of Distribution.”

The purchase of the Shares involves a high degree of risk. Please refer to “Risk Factors” beginning on page 9.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The Date Of This Prospectus Is January __, 2008

You should rely only on the information contained in this prospectus or any supplement hereto. We have not authorized anyone to provide you with different information. If anyone provides you with different information you should not rely on it. We are not making an offer to sell the common stock in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the date of delivery of this prospectus or any supplement hereto, or the sale of common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

We obtained statistical data and certain other industry forecasts used throughout this prospectus from market research, publicly available information and industry publications. Industry publications generally state that they obtain their information from sources that they believe to be reliable, but they do not guarantee the accuracy and completeness of the information. Similarly, while we believe that the statistical and industry data and forecasts and market research used herein are reliable, we have not independently verified such data. We have not sought the consent of the sources to refer to their reports or articles in this prospectus.

Until ninety days after the date this registration statement is declared effective, all dealers that effect transactions in these securities whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

Prospectus Summary

This summary contains material information about us and the offering, which is described in detail elsewhere in the prospectus. Since it may not include all of the information you may consider important or relevant to your investment decision, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing our common stock discussed under “Risk Factors” on page 9, and our financial statements and the accompanying notes.

Unless the context otherwise requires, the terms “we,” “our,” “us,” the “Company” and “PDV” refer to Power of the Dream Ventures, Inc., a Delaware corporation and its wholly-owned subsidiaries, and not to the Selling Shareholders.

Our Corporate Information

We were incorporated in the State of Delaware on August 17, 2006 under the name Tia V, Inc. We were formed as a vehicle to identify, evaluate and complete a business combination with an operating company. We were deemed a “blank check” company. The Securities and Exchange Commission (“SEC”) defines such a company as “a development stage company that has no specific business plan or purpose, or has indicated that its business plan is to engage in a merger or acquisition with an unidentified company or companies, or other entity or person and is issuing ‘penny stock,’ as defined in Rule 3a-51-1 under the Securities Exchange Act of 1934 (“Exchange Act”). We are a reporting company under Section 12(g) of the Exchange Act.

On April 10, 2007 we executed, delivered and consummated a Securities Exchange Agreement (the “Securities Exchange Agreement”) by and among ourselves, Mary Passalaqua, Vidatech, Kft (also know as Vidatech Technological Research and Development LLC) and all of the equity holders of Vidatech (the “Vidatech Equity Holders”) each of whom is a signatory to the Securities Exchange Agreement. Mrs. Passalaqua was, until April 10, 2007, our sole officer, director and shareholder. Pursuant to the terms of the Securities Exchange Agreement we acquired all of the outstanding equity interest in and to Vidatech from the Vidatech Equity Holders in exchange for an aggregate of 33,300,000 shares of our common stock (the “Securities Exchange Transaction”).

Following the consummation of the Securities Exchange Transaction, we completed on August 21, 2007 a private placement of 2,250,000 shares of our common stock at $0.34 per share or $765,000 in the aggregate. In addition, we issued an aggregate of 1,975,000 shares of our common stock pursuant to consulting arrangements and for professional services to a total of nine persons.

Subsequently, on October 25, 2007, we completed a second private placement of 104,000 shares of our common stock at $2.50 per share or $260,000 in the aggregate.

Our Business

We conduct our operations through our wholly-owned subsidiary, Vidatech.  Vidatech is a development stage limited liability company formed under the laws of the Republic of Hungary focused on the acquisition, and development of intellectual property and technologies in Hungary for commercialization in Hungary and other international markets. Vidatech seeks to acquire rights to and interests in intellectual property and technologies through a variety of methods including, but not limited to, the direct acquisition of technologies, direct investment in or acquisition of entities owning or developing the intellectual property, licensing of the intellectual property or technology, or a joint venture arrangement to mutually develop and commercialize the intellectual property or technologies.

We maintain our principal corporate offices at 1095 Budapest, Soroksari ut 94-96, Hungary. Our telephone and facsimile numbers are, respectively, +36-1-456-6061 and +36-1-456-6062. The address of our website is http://www.powerofthedream.com.  Information on our website is not part of this prospectus.

The former equity holders of Vidatech acquired approximately 93% of our issued and outstanding shares of common stock through the Securities Exchange Transaction, and, therefore, have control over our corporate affairs and operations. As a result, Vidatech is deemed to have been the acquiring company in the Securities Exchange Transaction for accounting purposes and the Securities Exchange Transaction is treated as a reverse acquisition with Vidatech as the acquirer and us as the acquired party.

The following summary balance sheet and statement of operations data are derived from our interim financial statements included at the end of this prospectus.

Balance Sheet Data
	September 30, 2007 (unaudited)	December 31, 2006 (audited)

Cash	$375,227	$28,735
Total Assets	$803,752	$91,198
Total Liabilities	$529,908	$12,047
Total Shareholders’ Equity	$273,844	$79,151
Deficit accumulated during development stage	$(1,038,009)	$(35,100)

Statement of Operations Data
	For nine month period ended September 30, 2007 (unaudited)	From April 26, 2006 (inception) to September 30, 2007 (unaudited)

Other Income (Loss)	$-	$-
Expenses	$(752,146)	$(787,246)
Net Loss for the Period	$(752,146)	$(787,246)
Basic and Diluted Loss per Share	$0.02

Risks Associated With Our Business

Our business is subject to numerous risks, as more fully described in the section of this prospectus entitled “Risk Factors” immediately following this prospectus summary. We have a limited operating history and have incurred substantial operating losses since inception. As of September 30, 2007 we had an accumulated deficit of $1,038,009. We have limited financial resources with which to accomplish our financial objectives. We are at the early stages of our business development.

The Offering

Selling Shareholders

The Selling Shareholders are existing shareholders of ours who acquired their Shares from us in either the Securities Exchange Transaction or pursuant to private placements completed by us prior to October 25, 2007. The issuance of the shares by us to the Selling Shareholders was exempt from the registration requirements of the Securities Act by virtue of exemptions afforded by Section 4(2) thereof as well as Regulations D and S as promulgated under the Securities Act.  Please refer to “Selling Shareholders.”

Securities Being Offered

The Selling Shareholders named in this prospectus are offering for resale up to 10,032,000 shares of our common stock (representing, as of January 11, 2008, 24.37% of our total issued and outstanding shares of common stock), to the public by means of this prospectus. Although we are paying all of the expenses incident to the registration of the Shares, we will not receive any proceeds from the sales, if any, by the Selling Shareholders.  The Selling Shareholders may sell none, some or all of their Shares immediately after they are registered. Please refer to“Plan of Distribution.”

The Shares do not constitute all of the shares of our common stock owned by the Selling Shareholders.

Offering Price

The Selling Shareholders will sell their Shares pursuant to this prospectus, at $2.50 per share until our common stock is quoted on the OTC Bulletin Board and, thereafter, at prevailing market prices or privately negotiated prices.  Please refer to “Plan of Distribution” and “Determination of Offering Price.”

Number of Shares Outstanding

There were 41,165,000 shares of our common stock issued and outstanding as of January 11, 2008.

Duration of Offering

The offering will conclude upon the earlier to occur of:

•	the sale of all of the shares of common stock being offered pursuant to this prospectus;

•	the second anniversary date of the effective date of this prospectus; or

•	at such time as the registered shares may be sold without restriction pursuant to Rule 144(k) of the Securities Act.

Trading Market

There is no currently trading market for the shares of our common stock.

Use of Proceeds

We will incur all costs associated with this registration statement and prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Shareholders.

Risk Factors

You should carefully consider the risks described below before purchasing shares of our common stock. Our most significant risks and uncertainties are described below. If any of the following risks actually occur, our business, financial condition, trading market, if any, of our common stock, or results of operations could be materially adversely affected, the trading, if any, of our common stock could decline, and you may lose all or part of your investment therein. You should acquire shares of our common stock only if you can afford and are willing to lose your entire investment.

We have a limited operating history, which makes your evaluation of our business difficult. We have incurred losses in recent periods for start-up efforts and may incur losses in the future.

We were recently organized and only recently completed our acquisition of Vidatech, which itself has had limited operations. Our future is dependent upon our ability to obtain financing and upon future profitable operations from the commercial exploitation of the technologies in which we invest, acquire or license. These factors raise substantial doubt that we will be able to continue as a going concern. From April 26, 2006 (inception) through September 30, 2007, we incurred aggregate losses of $1,038,009 and anticipate occurring additional losses for at least the next twelve (12) months.

We will require additional financing to sustain our operations and without it we will not be able to continue operations.

Our ability to obtain additional funding will determine our ability to continue as a going concern. Our financial statements do not include any adjustments that might result from the outcome of this uncertainty.

We believe that we have sufficient financial resources and commitments to sustain our current level of research and development activities through the middle of 2008.  Any expansion, acceleration or continuation (beyond mid-2008) of such activities will require additional capital, which may not be available to us, if at all, on terms and conditions that we find acceptable.

Although we are paying the expenses related to this registration statement, we will not receive any of the proceeds from the sale of the shares by the Selling Shareholders. Our future is dependent upon our ability to obtain financing. If we do not obtain such financing, we may have to cease research activities and investors could lose their entire investment.  We have no arrangements or agreements with any person regarding any potential future financings.

Other than our right to market, sell and distribute the TothTelescope, from which we have not derived any meaningful revenues, we currently do not have, and may never develop or acquire any  commercialized products for distribution and sale.

Other than the right to sell and distribute the TothTelescope product, which has been unavailable for purchase since June 2007 due to certain manufacturing delays and from which we have not derived any meaningful revenues, we currently do not have any other commercialized products or any significant source of revenue. We have invested substantially all of our time and resources over the last two years in identification, research and development of technologies. The technologies, which are the subject of our ongoing research programs, will require additional development, clinical evaluation, regulatory approval, significant marketing efforts and substantial additional investment before they can provide us with any revenue.  We cannot currently estimate with any accuracy the amount of funds that may be required because it may vary significantly depending on the results of our current research and development activities, product testing, costs of acquiring licenses, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory process, manufacturing, marketing and other costs associated with the commercialization of products following receipt of approval, if required, from regulatory bodies and other factors.

Our efforts may not lead to commercially successful products for a number of reasons, including:

•	we may not be able to obtain regulatory approvals, if required, or the approved indication may be narrower than we seek;

•	our technologies or products, if any, derived from our research and development efforts may not prove to be safe and effective in clinical trials or testing;

•	any products that may be approved may not be accepted in the marketplace;

•	we may not have adequate financial or other resources to complete the development and commercialization of products derived from our research and development efforts;

•	we may not be able to manufacture our products in commercial quantities or at an acceptable cost; and

•	rapid technological change may make our technologies, and products derived from those technologies, obsolete.

We expect to operate in a highly competitive market; we may face competition from large, well-established companies with significant resources, and against which we may not be able to effectively compete.

Our commercial success will depend on our ability and the ability of our sublicensees, if any, to compete effectively in product development, customer compliance, price, marketing and distribution. There can be no assurance that competitors will not succeed in developing products that are more effective than any products derived from our research and development efforts or that would render such products obsolete and non-competitive.

The technology sector is characterized by intense competition, rapid product development and technological change. We expect that most of the competition that we will encounter will come from companies, research institutions and universities who are researching and developing technologies and products similar to or competitive with any we may develop.

These companies may enjoy numerous competitive advantages, including:

•	significantly greater name recognition;

•	established distribution networks;

•	additional lines of products, and the ability to offer rebates, higher discounts or incentives to gain a competitive advantage;

•	greater experience in conducting research and development, manufacturing, obtaining regulatory approval for products, and marketing approved products; and

•	greater financial and human resources for product development, sales and marketing, and patent litigation.

As a result, we may not be able to compete effectively against these companies or their products.

The success of our research and development effort is uncertain and we expect to be engaged in research and development efforts for a considerable period of time before we will be in a position, if ever, to develop and commercialize products derived from our technologies.

We expect to continue our current research and development programs through at least the end of 2009. Research and development activities, by their nature, preclude definitive statements as to the time required and costs involved in reaching certain objectives. Actual costs may exceed the amounts we have budgeted and actual time may exceed our expectations. If our research and development requires more funding or time than we anticipate, then we may have to reduce technological development efforts or seek additional financing. There can be no assurance that we will be able to secure any necessary additional financing or that such financing would be available to us on favorable terms. Additional financings could result in substantial dilution to existing shareholders. Even if we are able to fully fund our research and development program, there is no assurance that, even upon successful completion of our program, we will ever be able to commercialize products, if any, derived from our research efforts or that we will be able to generate any revenues from operations.

Our research and development programs are in the preliminary development stage and the results we attain may not prove to be adequate for purposes of developing and commercializing any products or otherwise to support a profitable business venture.

Our research and development programs are in the preliminary development stage.  We will require significant further research, development, testing and regulatory approvals and significant additional investment before we will be in a position to attempt to commercialize products derived from our research and development programs. We cannot currently estimate with any accuracy the amount of these funds because it may vary significantly depending on the results of our research and development activities, product testing, costs of acquiring licenses, changes in the focus and direction of our research and development programs, competitive and technological advances, the cost of filing, prosecuting, defending and enforcing patent claims, the regulatory process, manufacturing, marketing and other costs associated with commercialization of products following receipt of approval from regulatory bodies and other factors.

There can be no assurances that our early stage research will be successful. The ultimate results of our ongoing research programs may demonstrate that the technologies being researched by us may be ineffective, unsafe or unlikely to receive necessary regulatory approvals. If such results are obtained, we will be unable to create marketable products or generate revenues and we may have to cease operations.

We intend to conduct sales and marketing efforts internally, but lack sales and marketing experience.  Additionally, we may rely on third party marketers, in which case, we will be dependent on their efforts.

We expect to market and sell or otherwise commercialize our technologies (or any products derived from the technologies) ourselves as well as through distribution, co-marketing, co-promotion or licensing arrangements with third parties. We have no experience in sales, marketing or distribution of such technologies or products and our current management and staff is not experienced or trained in these areas. Accordingly, if our attempts to market any products directly are not successful, our business may be adversely affected. To the extent that we enter into distribution, co-marketing, co-promotion or licensing arrangements for the marketing or sale of our technologies (or any products derived from the technologies) any revenues received by us will be dependent on the efforts of third parties. If such parties were to breach or terminate their agreement with us or otherwise fail to conduct marketing activities successfully and in a timely manner, the commercialization of our technologies (or any products derived from the technologies) would be delayed or terminated.

There are risks associated with our proposed operations in Hungary.

Special risks may be associated with our efforts to undertake operations in the Republic of Hungary. Such operations will be subject to political, economic and other uncertainties, including among other things, import, export and transportation regulations, tariffs, taxation policy, including royalty and tax increases and retroactive tax claims, exchange controls, currency fluctuations and other uncertainties arising out of the Republic of Hungary’s sovereignty over our operations.

Fluctuation in the value of the Hungarian Forint relative to other currencies may have a material adverse effect on our business and/or an investment in our shares.

We maintain our books in local currency: U.S. dollars for Power of the Dream in the United States and the Hungarian Forint for Vidatech in Hungary.Our operations are conducted primarily outside of the United States through Vidatech, our wholly-owned subsidiary. As a result, fluctuations in currency exchange rates may significantly affect our sales, profitability and financial position when the foreign currencies, primarily the Hungarian Forint, of our international operations are translated into U.S. dollars for financial reporting. During 2007, the Hungarian Forint has fluctuated between HUF 199 and HUF 171 to the U.S. dollar.  In addition, we are also subject to currency fluctuation risk with respect to certain foreign currency denominated receivables and payables. Although we cannot predict the extent to which currency fluctuations may or will affect our business and financial position, there is a risk that such fluctuations will have an adverse impact on our sales, profits and financial position. Because differing portions of our revenues and costs are denominated in foreign currency, movements could impact our margins by, for example, decreasing our foreign revenues when the dollar strengthens and not correspondingly decreasing our expenses. We do not currently hedge our currency exposure. In the future, we may engage in hedging transactions to mitigate foreign exchange risk.

Our management team has limited experience in public company matters, which could impair our ability to comply with legal and regulatory requirements.

Our management team has had limited experience managing a U.S. public company, which could impair our ability to comply with legal and regulatory requirements, such as the Sarbanes-Oxley Act of 2002 and applicable federal securities laws, including filing on a timely basis required reports and other required information. Our management may not be able to implement programs and policies in an effective and timely manner that adequately responds to increased legal or regulatory compliance and reporting requirements imposed by such laws and regulations. Our failure to comply with such laws and regulations could lead to the imposition of fines and penalties and further result in the deterioration of our business.

Investor confidence and the market price of our shares may be adversely impacted if we or our independent registered public accountants are unable to issue an unqualified opinion on the adequacy of our internal controls over our financial reporting.

We are subject to the reporting requirements of the U.S. Securities and Exchange Commission, or SEC. The SEC, as directed by Section 404 of the U.S. Sarbanes-Oxley Act of 2002, adopted rules requiring public companies to include a report of management on their internal control structure and procedures for financial reporting in their annual reports on Form 10-KSB that contain an assessment by management of the effectiveness of their internal controls over financial reporting. In addition, independent registered public accountants of these public companies must report on management’s assessment of, as well as form its own opinion of, and report on the effectiveness of such companies’ internal controls over financial reporting. These requirements will first apply to our annual report on Form 10-KSB for the fiscal year ending on December 31, 2007, however the independent public accountants’ report will not be required until the following year. We have experienced certain problems with our internal controls and reporting systems in the past. Our management may not conclude that our internal controls over financial reporting are effective. Any failure to implement effective controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Moreover, even if our management does conclude that our internal controls over financial reporting are effective, if our independent registered public accountants are not satisfied with our internal control structure and procedures, the level at which our internal controls are documented, designed, operated or reviewed, or if the independent registered public accountants interpret the requirements, rules or regulations differently from us, they may not concur with our management’s assessment or may not issue a report that is unqualified. Any of these possible outcomes could result in an adverse reaction in the financial marketplace due to a loss of investor confidence in the reliability of our financial statements, which could lead to a decline in the market price of our shares.

Concentration of ownership among our directors, executive officers and principal shareholders may prevent new investors from influencing significant corporate decisions.

Based upon beneficial ownership as of January 11, 2008, our directors, executive officers and holders of more than 5% of our common stock, alone or together with their affiliates own, in the aggregate, approximately 75.8 % of our outstanding shares of common stock. As a result, these shareholders, will be able to exercise a controlling influence over matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, and will have significant control over our management and policies. Some of these persons or entities may have interests that are different from yours. For example, these shareholders may support proposals and actions with which you may disagree or which are not in your interests. The concentration of ownership could delay or prevent a change in control of our company or otherwise discourage a potential acquirer from attempting to obtain control of our company, which in turn could reduce the price of our common stock. In addition, these shareholders, some of whom have representatives sitting on our Board of Directors, could use their voting influence to maintain our existing management and directors in office, delay or prevent changes of control of our company, or support or reject other management and board proposals that are subject to stockholder approval, such as amendments to our employee stock plans and approvals of significant financing transactions.

We will need to hire additional employees as the number of technologies in which we have an interest increases.

We anticipate that it will be necessary for us to add employees with technology and management experience as well as support staff to accommodate the increasing number of technologies we acquire. We may also need to provide additional scientific, business, accounting, legal or investment training for our hires. There is competition for highly qualified personnel, and we may not be successful in our efforts to recruit and retain highly qualified personnel.

There is currently no trading market for our common stock and if a market for our common stock does not develop, you may be unable to resell any of the shares acquired by you from the Selling Shareholders.

There is currently no trading market for our common stock and such a market may not develop or be sustained. We currently intend to have our common stock quoted on the OTC Bulletin Board upon the effectiveness of this registration statement of which this prospectus forms a part. In order to do this, a registered broker/dealer must file a Form 15c-211 to allow the broker/dealer to make a market in our shares of common stock. At the date hereof, we have not discussed such a filing with any such broker/dealer and are not aware that any broker/dealer has any such intention. Therefore we cannot provide our investors with any assurance that our common stock will be quoted for trading on the OTC Bulletin Board or a listing service or stock exchange, or if so quoted or listed, that a public trading market will develop. Further, the OTC Bulletin Board is not a listing service or exchange, but is instead a dealer quotation service for subscribing members. If our common stock is not quoted on the OTC Bulletin Board or if a public market for our common stock does not develop, then you may be significantly limited in your ability to re-sell the shares of our common stock that you have purchased and may lose all of your investment. You may be required to retain ownership of your shares indefinitely.

If a trading market for our common stock is established, the market price of our common stock may be significantly affected by factors such as actual or anticipated fluctuations in our operation results, general market conditions and other factors. In addition, the stock market has from time to time experienced significant price and volume fluctuations that have particularly affected the market prices for the shares of developmental stage companies, which may materially adversely affect the market price of our common stock as well as your ability to re-sell the shares that you have acquired.

The initial offering price has been arbitrarily determined.

There has been no prior public market for our securities. The Selling Shareholders will offer the shares at a price of $2.50 per share, which reflects the price at which we completed our last private placement, until such time as our shares may be quoted for trading. The price bears no relationship to earnings, book value or any other recognized criteria of value. Accordingly, you should not assume that you will be able to re-sell your shares at that price, if at all. Moreover, our shares of common stock will have little value unless our business plan is successful.  Please refer to “Determination of Offering Price.”

Sales of a substantial number of shares of our common stock into the public market by the Selling Shareholders may cause a reduction in the price of our stock and purchasers who acquire shares from the Selling Shareholders may lose some or all of their investment.

If a market for our shares develops, sales of a substantial number of shares of our common stock in the public market could cause a reduction in the price of our common stock. After this registration statement is declared effective, the Selling Shareholders may be reselling up to approximately 31% of the issued and outstanding shares of our common stock pursuant to this prospectus or otherwise. At that time, a substantial number of our shares of common stock that have been issued may be available for immediate resale, which could have an adverse effect on the price of our common stock. As a result of any such decreases in the price of our common stock, purchasers who acquire shares from the Selling Shareholders may lose some or all of their investment.

We do not intend to pay dividends for the foreseeable future.

We currently intend to retain future earnings, if any, to support the development and expansion of our business and do not anticipate paying cash dividends in the foreseeable future. Our payment of any future dividends will be at the discretion of our Board of Directors after taking into account various factors, including but not limited to our financial condition, operating results, cash needs, growth plans and the terms of any credit or other agreements that we may be a party to at the time. Accordingly, investors must rely on sales of their common stock after price appreciation, which may never occur, as the only way to realize their investment. Investors seeking cash dividends should not purchase the shares offered by the Selling Shareholders pursuant to this prospectus.

We may conduct further offerings in the future, in which case your percentage interest in our Company will be diluted.

Since inception, we have relied on sales of our common stock to fund our operations. We may conduct further offerings in the future to finance our current projects or to finance subsequent projects that we decide to undertake. If common stock is issued in return for additional funds, the price per share could be lower than that paid by our current shareholders. We anticipate continuing to rely on equity sales of our common stock in order to fund our business operations. If we issue additional stock, your percentage interest in us will be diluted and the value of your stock could be reduced.

We may issue preferred stock which may have greater rights than our common stock.

We are permitted in our Certificate of Incorporation to issue up to 10,000,000 shares of preferred stock. Currently no preferred shares are issued and outstanding; however, we can issue shares of our preferred stock in one or more series and can set the terms of the preferred stock without seeking any further approval from our common shareholders. Any preferred stock that we issue may rank ahead of our common stock in terms of dividend priority or liquidation premiums and may have greater voting rights than our common stock. In addition, such preferred stock may contain provisions allowing it to be converted into shares of common stock, which could dilute the value of common stock to current shareholders and could adversely affect the market price, if any, of our common stock.

Our common stock is a “penny stock,” and because “penny stock” rules will apply, you may find it difficult to sell the shares of our common stock you acquired in this offering.

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act of 1934. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market for penny stocks may be very limited. Penny stocks in start-up companies are among the riskiest equity investments. Broker-dealers who sell penny stocks must provide purchasers of these stocks with a standardized risk-disclosure document prepared by the SEC. The document provides information about penny stocks and the nature and level of risks involved in investing in the penny stock market. A broker must also give a purchaser, orally or in writing, bid and offer quotations and information regarding broker and salesperson compensation, make a written determination that the penny stock is a suitable investment for the purchaser, and obtain the purchaser’s written agreement to the purchase. Many brokers choose not to participate in penny stock transactions. Because of the penny stock rules, there is less trading activity in penny stocks and you are likely to have difficulty selling your shares.

Because our business assets, directors, and officers are located outside of the United States, our shareholders may be limited in their ability to enforce civil actions against our assets or our directors and officers.

We are incorporated under the laws of Delaware but, because we are headquartered in Hungary and all of our officers and directors reside in Hungary, our shareholders may have difficulty enforcing civil liabilities under the U.S. federal securities laws against our officers and directors. Because some of our assets are located outside the U.S., it may be difficult for an investor to succeed in an action, for any reason, against us or any of our directors or officers through U.S. jurisdictions. If an investor was able to obtain a judgment against us or any of our directors or officers in a U.S. court based on U.S. securities or other laws, it may be difficult to enforce such judgment in Hungary. We are uncertain as to the enforceability, in original actions in Hungarian courts, of liability based upon the U.S. federal securities laws and as to the enforceability in Hungarian courts of judgments of U.S. courts obtained in actions based upon the civil liability provisions of the U.S. federal securities laws.

Our compliance with changing laws and rules regarding corporate governance and public disclosure may result in additional expenses to us which, in turn, may adversely affect our ability to continue our operations.

Keeping abreast of, and in compliance with, changing laws, regulations and standards relating to corporate governance and public disclosure, including the Sarbanes-Oxley Act of 2002, new SEC regulations and, in the event we are ever approved for listing on either NASDAQ or a registered exchange, NASDAQ and stock exchange rules, will require an increased amount of management attention and external resources. We intend to continue to invest all reasonably necessary resources to comply with evolving standards, which may result in increased general and administrative expenses and a diversion of management time and attention from revenue-generating activities to compliance activities. This could have a materially adverse effect on our ongoing operations.

Forward-Looking Statements

This prospectus contains statements that plan for or anticipate the future, called “forward-looking statements.” In some cases, you can identify forward- looking statements by terminology such as “may,” “will,” “should,” “could,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of those terms and other comparable terminology. These forward-looking statements include statements about:

•	Our market opportunity;

•	Our strategies;

•	Competition;

•	Expected activities and expenditures as we pursue our business plan; and

•	The adequacy of our available cash resources.

These statements appear in a number of places in this prospectus and include statements regarding our intent, belief or current expectations, those of our directors or officers with respect to, among other things: (i) trends affecting our financial condition or results of operations, (ii) our business and growth strategies, and (iii) our financing plans. Although we believe that the expectations reflected in the forward-looking statement are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

The accompanying information contained in this prospectus, including the information discussed under the headings “Risk Factors,” “Plan of Operations” and “Description of Business and Property,” identify important factors that could adversely affect actual results and performance. All forward-looking statements attributable to us are expressly qualified in their entirety by the cautionary statement appearing above.

Determination Of Offering Price

The Selling Shareholders will sell their Shares at a price of $2.50 per share until our common stock is quoted on the Over-The-Counter Bulletin Board, or listed for trading or quoted on any public market and thereafter at prevailing market prices or privately negotiated prices. The offering price of $2.50 per share has been set based upon the price at which we completed our latest private placement and does not have any relationship to any established criteria of value, such as book value or earning per share. Additionally, because we have no significant operating history and have not generated any revenue to date, the price of the common stock is not based on past earnings, nor is the price of the common stock indicative of the current market value of the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Our common stock is presently not traded on any market or securities exchange and we have not applied for listing or quotation on any public market.

Use Of Proceeds

We will pay all costs associated with the preparation and filing of this registration statement and prospectus. We will not receive any of the proceeds from the sale of the shares of our common stock being offered for sale by the Selling Shareholders.

Management’s Discussion And Analysis Or Plan Of Operation

The following discussion of our financial condition and results of operations should be read in conjunction with the Financial Statements and Notes to those financial statements included in this Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those anticipated in these forward-looking statements as a result of various factors, including but not limited to, those discussed under “Risk Factors” and elsewhere in this prospectus.

Overview

We were incorporated in Delaware on August 17, 2006 under the name Tia V, Inc. Since inception, and prior to our acquisition of Vidatech on April 10, 2007, we were engaged solely in organizational efforts and obtaining initial financing. Our sole business purpose was to identify, evaluate and complete a business combination with an operating company.

On April 10, 2007 we completed our acquisition of Vidatech, Kft. (also known as Vidatech Technological Research and Development LLC) a limited liability company formed under the laws of the Republic of Hungary. Vidatech is a development stage company formed for the purpose of investing in, acquiring, developing, licensing, and commercializing technologies developed in Hungary. In furtherance of its business, Vidatech provides research and development services to the companies from whom it acquires technologies or participation interests in such technologies. Prior to December 31, 2006 Vidatech was primarily focused on organizational and capital raising activities. To date, it has had only limited operations and has acquired rights or interests in six technologies.

Capital Resources and Liquidity

On August 21, 2007, we completed a private placement of 2,250,000 shares of our common stock at a price of $0.34 per share or $765,000.00 in the aggregate. The private placement was effected pursuant to Regulation S as promulgated under the Securities Act.

On October 25, 2007, we completed a second private placement of 104,000 shares of our common stock at a price of $2.50 per share or $260,000 in the aggregate.  The private placement was effected pursuant to Regulation S as promulgated under the Securities Act.

On September 30, 2007, we had working capital of $58,615.

We anticipate spending approximately $280,000 on general administrative expenses, $150,000 on legal, accounting and compliance related expenses, $200,000 on continued development of our RiverPower technology, $25,000 on TothTelescope marketing, $100,000 on developing the ‘Kalmar’ acquisitions (Fire-Proofing Liquid, Technology for utilizing Communal Waste as a concrete additive and Technology for Repairing Potholes with the use of recycled plastics) $200,000 on our in4 investment and $90,000 on additional technology acquisitions.

To date all of our funding has been generated from sale of shares of our common stock and loans from our officers and directors. During the next six to twelve months we anticipate that we will have sufficient funds to proceed only with basic administrative operations and incremental operations with respect to RiverPower, eGlue, the Kalmar acquisitions (Fire-Proofing Liquid, Technology for utilizing Communal Waste as a concrete additive and Technology for Repairing Potholes with the use of recycled plastics), the desalination technology and the Toth Telescope; in addition to these technologies, we only have limited funds available to continue acquiring and developing the diverse number of technologies available to us, to continue research and development efforts with respect to our current technologies and to fully implement our business plan. If we do not obtain additional funds necessary for us to continue our business activities we may need to curtail or cease our operations until such time as we have sufficient funds.

We currently have no arrangements for such financings and can give you no assurance that such financings will be available to us on terms that we deem acceptable or at all. We believe that if our securities commence trading on the over-the-counter marketplace, our ability to raise funds will be enhanced but this in itself will not guarantee that we will in fact be able to raise the capital required to implement our business strategy.

Going Concern and Management’s Plan

The financial statements included elsewhere in this prospectus have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern and assume realization of assets and the satisfaction of liabilities in the normal course of business. We have incurred losses from operations since inception. We anticipate incurring additional losses in 2007 and 2008 as we continue to develop our products and work toward the marketability of our technologies. Further, we may incur additional losses thereafter, depending on our ability to generate revenues from the licensing or sale of our technologies and products, or to enter into any or a sufficient number of joint ventures. We have minimal revenue to date. There is no assurance that we can successfully commercialize any of its technologies and products and realize any revenues therefrom. Our technologies and products have never been utilized on a large-scale commercial basis and there is no assurance that any of our technologies or products will receive market acceptance. There is no assurance that we can continue to identify and acquire new technologies.

Since inception through September 30, 2007, we had a deficit accumulated during the development stage of $1,038,009 and net cash used in operations of $351,195.  To date all of our funding has been provided through private financing from investors residing in Hungary.  We believe that the recent funding from the private placement of the Company’s common shares will allow us to continue operations and execute our business plan into 2008.  Should the need arise, we plan to raise additional funds from U.S. based investors.  We believe that the technologies we currently have under management, many of which are environmentally friendly, green technologies, will prove attractive to both private and institutional investors, making fund raising a less strenuous process than in Hungary. We also believe that as the only Hungarian public (or private) company that is actively engaged in Hungarian intellectual property acquisition and commercialization, we are an even more attractive investment opportunity.

If needed, we will raise additional capital in a manner that is the least dilutive to our shareholders yet at the same time serves our development and operating needs. We anticipate no more than one additional fund raising round in 2008, after which we hope to rely solely on income generated from our technologies under management. We believe 2008 will result in a number of licensing opportunities and revenue generating opportunities from the deployment of our technologies on the international market. Foremost of these opportunities is our RiverPower and FireSafe technologies. FireSafe is mature and can be deployed now; while RiverPower will see the first energy generating installation completed in the first half of 2008.

Even though we believe our public status will allow us to raise additional capital, if needed,  no assurance can be given that we can in fact obtain additional working capital, or if obtained, that such funding will not cause substantial dilution to shareholders of the Company. If we are unable to raise additional funds, we may be forced to change or delay our contemplated marketing and business plan.

We anticipate spending approximately $280,000 on general administrative expenses, $150,000 on legal, accounting and compliance related expenses, $200,000 on continued development of our RiverPower technology, $25,000 on TothTelescope marketing, $100,000 on developing the ‘Kalmar’ acquisitions (Fire-Proofing Liquid, Technology for utilizing Communal Waste as a concrete additive and Technology for Repairing Potholes with the use of recycled plastics) $200,000 on our in4 investment and $90,000 on additional technology acquisitions.

We have commitments for the continued financing of our in4, Kft development in the amount of HUF 48,000,000 (approximately US$270,000) through May 31, 2009.  Of this amount HUF 11,700,000 (approximately US$70,000) has already been provided. We also have ongoing lease obligations for company cars in the amount of approximately US$5,000 per month.

We also have an outstanding note in the amount of $250,000 payable to Mary Passalaqua, our former President and CEO.  This note, which bears interest at the U.S. prime rate and is due and payable April 5, 2008, was issued immediately prior to the reverse merger and assumed by us in connection with the reverse merger. The note was recorded by us as additional compensation to Ms. Passalaqua.  Such compensation is reflected in our condensed balance sheet as the accumulated deficit of the Company, and will not be reflected in our statement of operations, as such compensation expense was structured as an expense prior to our recapitalization.  In the event that we raise in excess of $3,000,000 dollars in capital the note is payable immediately.

In October 2007 we entered into restricted stock agreements with certain of our employees, pursuant to which we granted a total of 1,036,000 shares of restricted common stock.  The shares will vest in installments, with all shares vesting by the end of 2008.  We estimate the total fair value of these share issuances is approximately $2.6 million, of which approximately $834,000 will be recognized as an expense in the last quarter of 2007 and approximately $1,755,000 of which will be recognized as an expense in 2008.

Being a development stage company, we are subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of new products, many of which risks are beyond the control of the Company. Many of our technologies are in the preliminary development stage. While international patent searches have been conducted to verify the patentability of these technologies, many of the actual patents are still being prepared. As of this writing we have filed patents, initially in Hungary with PCT applications to fallow) for our RiverPower (2 applications), FireSafe (1 application) and desalination (1 application) technologies. All other patents relating to additional properties we own are currently being prepared. We anticipate filings to take place on a continuous basis, with completion expected by the end of February, 2008.

Over the course of the next 12 months we plan to focus on two primary technologies in order to become cash flow positive: RiverPower and FireSafe. We anticipate completing a full scale version of our RiverPower device, complete with a power generating electrical generator. We also anticipate bringing to market, and deriving revenue from, our FireSafe product. We also anticipate bringing all other Kalmar acquisition technologies to the patent pending stage in the next six months, which we hope will result in licensing deals. Revenue generated, if and when available, will be used for the continued marketing effort of these technologies.

Although we see our position and the strength of the technologies we acquired as formidable, there can be no assurance that any of the possibilities discussed above will materialize. If we are unable to derive revenue from our technologies within the next 12 months we will be required to raise additional capital to support our operations until such time when we can maintain operations from income.

All of the factors discussed above raise substantial doubt about our ability to continue as a going concern. The condensed consolidated financial statements included elsewhere in this prospectus do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

Critical Accounting Policies

Critical accounting policies are those that may have a material impact on our consolidated financial statements and also require management to exercise significant judgment due to a high degree of uncertainty at the time the estimate is made. We consider the following to be our most critical accounting policies and estimates that involve the judgment for the preparation of our consolidated financial statements.

We also have an outstanding note in the amount of $250,000 payable to Mary Passalaqua, our former President and CEO.  This note, which bears interest at the U.S. prime rate and is due and payable April 5, 2008, was issued immediately prior to the reverse merger and assumed by us in connection with the reverse merger. The note was recorded by us as additional compensation to Ms. Passalaqua.  Such compensation is reflected in our condensed balance sheet as the accumulated deficit of the Company, and will not be reflected in our statement of operations, as such compensation expense was structured as an expense prior to our recapitalization.  In the event that we raise in excess of $3,000,000 dollars in capital the note is payable immediately.

Research and development and Investment and Advances to Non-Consolidated Entities:

In accordance with Statement of Financial Accounting Standards ("SFAS") No. 2 "Accounting for Research and Development Costs," all research and development ("R&D") costs are expensed when they are incurred, unless they are reimbursed under specific contracts. Assets used in R&D activity, such as machinery, equipment, facilities and patents that have alternative future use either in R&D activities or otherwise are capitalized. In connection with investments and advances  in development-stage technology entities in which the company owns or controls less than a 50% voting interest, (see Note 5) where repayment from such entity is based on the results of the research and development having future economic benefit, the investment and advances are accounted for as costs incurred by the Company as research and development in accordance with SFAS No. 68 "Research and Development Arrangements".

Share-Based Payments:

In accordance with SFAS No. 123R “Share-Based Payment” all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. As the Company did not issue any employee SBP prior to September 30, 2007, there is no compensation cost recognized in the accompanied condensed consolidated financial statements.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests. Non-employee stock-based compensation charges are amortized over the vesting period or period of performance of the services.

Recent Accounting Pronouncements

In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. FIN No. 48 is effective for the Company beginning in January 1, 2007. Adoption of FIN No. 48 did not have a material impact on its consolidated financial position, results of operation or cash flows.

In September 2006, the FASB issued SFAS 157, Fair Value Measurement. The new standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of SFAS 157 will have a material impact on its financial position, results of operation or cash flows.

In September 2006, the staff of the SEC issued Staff Accounting Bulletin ("SAB") No. 108, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in fiscal 2007. Adoption of SAB 108 did not have a material impact on the Company's consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 "The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115", which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS Statement No. 157, Fair Value Measurements. The Company is currently evaluating the expected effect of SFAS 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

Off Balance sheet Arrangements.

We do not have any off balance sheet arrangements that are reasonably likely to have a current or future effect on our consolidated financial condition, results of operations, liquidity or capital expenditures.

Description of our Business

Through Vidatech, we aim to provide pro-active support for ideas, research, start-up and expansion-stage technology companies having rights to technologies or intellectual properties which we believe to be potentially commercially viable, by offering a range of services designed to encourage and protect the continuing development and eventual commercialization of those technologies.

Our focus is on technologies and technology companies based in the Republic of Hungary. We believe that the availability of technologies for purchase or license, coupled with the lack of sufficient investment capital for such technologies in Hungary, present us with an opportunity to acquire technologies on terms and conditions which we deem advantageous.

Our strategy is to acquire majority interests in technologies through, among other things, direct investment in start-up and expansion stage technologies and technology companies; cooperative research and development agreements with such companies; direct licensing agreements; joint venture arrangements; or, direct acquisition of technologies and intellectual properties.

We also intend to provide services to assist in:

•	the design of, research of, building of and testing of prototypes;

•	facilitation of preparation, filing and prosecution of patent applications with Hungarian and international patent attorneys;

•	business structuring;

•	financing of research and development activities;

•	the exposure of the technology to international markets; and

•	the commercialization and/or sale of the subject technology.

We expect to obtain a majority participation interest in any given transaction involving idea, research, seed, start-up, and early stage technologies.

Employees and Facilities

We currently employ five people on a full time basis, including our Chief Executive Officer, Vice President, Chief Financial Officer, Chief Accounting Officer, Chief Technology Officer and a Technology Assistant. In addition to these full time employees, ten people provide various services as part of ongoing development and consultation agreements.

Our offices are located at 1095 Budapest, Soroksari ut 94-96, Hungary in an office building owned by Daniel Kun, Sr. father of our Vice President  & Secretary, Daniel Kun, Jr. We pay approximately $1,375 dollars in rental fee for 1,000 square feet of office space. Our offices are newly remodeled and are made available to us on a month by month basis.

Acquisition Criteria

We currently have rights to seven technologies and expect to acquire rights in and to additional technologies. The evaluation and identification of technology acquisition will be done using the following characteristics:

Nature of the Technology

One of the most important factors in our determination of whether to seek to acquire any particular technology, in the assessment by our management, is the quality of the technology being offered; in making this determination our management will consider among other things:

•	whether the technology may be capable of being marketed internationally;

•	whether the technology is patentable (or is already patented);

•	the particular technologies’ stage of development (preliminary, laboratory scale prototype, etc.);

•	the estimated cost of development and commercialization; and

•	whether the technology is one which cannot be readily replaced, replicated or circumvented.

Capabilities and Historical Results of Management and Scientific Development Team

Our assessment of the management and or scientific team which initiated or which is currently developing the technologies.

Strength of the Technology

The rapid development of technologies in today’s markets makes it increasingly difficult to predict market affects on any particular technology. Therefore, we will focus on technologies that we believe can better sustain and survive market and technological changes. In this respect we will seek to acquire technologies which can not be readily replicated or circumvented and which have a high level of proprietary protection.

Current Technologies/Products

eGlue technology via equity purchase in ‘in4 Kft’.

On August 2, 2007 Vidatech Kft., our wholly owned Hungarian subsidiary, entered into a joint development agreement with the inventors/creators of eGlue, an online content organization and search application based on semantic web technology. In the transaction Vidatech received a 30% equity position in the newly formed in4 Kft (http://www.in4.hu), the owner and exclusive developer of eGlue technology, for HUF 900 thousand (approximately USD5,000). Up until May 31, 2009, Vidatech is expected to provide up to HUF 48 million (approximately USD271,000) in member loans to in4 Kft. to cover development expenses of eGlue.

As part of the agreement, Vidatech has the option of converting its HUF 48 million member loan into an additional 10% equity in in4 Kft. at the end of May, 2009. Over the course of the next four months final development work (programming) is expected to be accomplished and a public beta website established for the testing and evaluation of eGlue technology. It is anticipated that the final product will become available starting in the third quarter of 2008.

Following full deployment ‘In4 Kft.’ will aim to provide free and value added services of its eGlue product, generating revenue from subscribers, advertising fees and technology licenses. It is anticipated that the final product will be fully deployed in two to three years.

eGlue technology is composed of the following main building blocks:

Integrated content management

Content that has been created, or made accessible with eGlue, can be reused in any environment (e.g. at another site) and custom-tailored to user requirements. The semantic added value provided by the data structure enables a more versatile use of the created content than is possible with content management and search methods based on simple string matching.

Collaborative database building, community intelligence

The use of collaborative database building enhances the application with a relevance factor that relies on community intelligence; this in turn provides self-repair capability and also makes the suggestion function more efficient.

Modular structure

Owing to its modular structure, eGlue can be used to replace multiple data entry utilities, and users can even use its API (application programming interface) to develop program components themselves. This greatly improves the efficiency of data management and storage.

Purely online application, no installation needed

In contrast to traditional desktop applications, eGlue represents a new generation of programs that are used purely online. Accordingly, there is no need for updates, upgrades, or maintenance – the program is always available for use in its latest version. This results in significant cost savings in delivery, packaging, and distribution.

Platform-independent and browser-agnostic

The platform, developed using the JAVA programming language and the extensible markup language (XML), is platform-independent and browser-agnostic, can be run on any operating system, and is built on open standards. The fact that the application is completely independent from the program environment makes for cost-efficient operation.

Asynchronous data handling (AJAX)

Thanks to the integrated AJAX functions that use the latest technology, parts of the page can also be refreshed separately, users don’t need to download full pages while using the site, so this online application is as feature-rich as a desktop program while it also eliminates the slow response times frequently experienced with online applications. Compared to traditional (synchronous) methods that use full page downloads, this approach saves time and provides ease of use, which translates into significant savings in terms of work time.

Cross-domain web services using AJAX

One of eGlue’s highlights is that using plug-ins, users can call the application through external sites, which empowers any site with the search and content management capabilities of the source site. The integration of web service and AJAX technologies resulting in such a rich functionality is currently an unrivaled feature of this program.

Accurately targeted ads

Semantic data entry allows a more efficient use of ad space, avoiding the “banner graveyard” effect caused by untargeted ads. Ads based on the users’ activities significantly enhance ad efficiency, making the selling of these ad spaces more profitable.

Semantic web represents disruptive technology with the power to challenge today’s Internet titans. In4 Kft., in close working relationship with Vidatech, aims to be the premier developer and operator of next generation intelligent web sites.

Desalination technology

Pursuant to an invention transfer agreement dated October 26, 2007, Vidatech obtained exclusive rights to develop and commercialize a new desalination device. Prior to signing the agreement a thorough due diligence review was completed to establish the uniqueness and patentability of the technology by Pintz and Co., independent patent attorneys, after which a time a patent application was submitted. Vidatech is entitled to receive sixty (60)% of the revenues generated from the utilization of the technology.

In its current stage of development the desalination device consists of comprehensive design specifications, engineering drawings, and a small prototype to demonstrate proof of concept. We are now engaged in producing final engineering specifications for the manufacturing of a full size prototype. We anticipate the completion of these plans by the middle of 2008, with a working prototype completed by the end of 2008. Once operational, the prototype will undergo rigorous testing and technology refinement procedures.

When complete, the desalination device is expected to be a fully portable unit that can be installed at any location, will be powered by either solar or wind power, and is expected to produce drinking water at much better efficiencies and at a cost per liter that is less than machines currently in use. Because of the scalability of the technology it can also be  made practical for large scale commercial installations.

Desalination refers to any of several processes that remove excess salt and other minerals from water. Water is desalinated in order to be converted to fresh water suitable for animal consumption or irrigation, or, if almost all of the salt is removed, for human consumption. Sometimes the process produces table salt as a by-product. Desalination is used on many ships and submarines. Most of the modern interest in desalination is focused on developing cost-effective ways of providing fresh water for human use in regions where the availability of water is limited.

Large-scale desalination typically requires large amounts of energy, as well as specialized, expensive infrastructure, making it very costly compared to the use of fresh water from rivers or groundwater. The large energy reserves of many Middle Eastern countries, along with their relative water scarcity, have led to extensive construction of desalination in the region. Saudi Arabia's desalination plants account for about 24% of total world capacity. The world's largest desalination plant is the Jebel Ali Desalination Plant (Phase 2) in the United Arab Emirates. It is a dual-purpose facility that uses multi-stage flash distillation and is capable of producing 300 million cubic meters of water per year.

The two leading technologies used in desalination are reverse osmosis (47.2% of installed capacity world-wide) and multi-stage flash (36.5%).

The traditional process used in these operations is vacuum distillation—essentially the boiling of water at less than atmospheric pressure and thus a much lower temperature than normal. This is due to the fact that the boiling of a liquid occurs when the vapor pressure equals the ambient pressure and vapor pressure increases with temperature. Thus, because of the reduced temperature, energy is saved.

In the last decade, membrane processes have grown very quickly, and most new facilities use reverse osmosis technology. Membrane processes use semi-permeable membranes and pressure to separate salts from water. Membrane systems typically use less energy than thermal distillation, which has led to a reduction in overall desalination costs over the past decade. Desalination remains energy intensive, however, and future costs will continue to depend on the price of both energy and desalination technology.

Forward osmosis desalination technology employs a passive membrane filter that is hydrophilic and slowly permeable to water, and blocks a portion of the solutes. Water is driven across the membrane by osmotic pressure created by food grade concentrate on the clean side of the membrane. Forward osmosis systems are passive in that they require no energy input. They are used for emergency desalination purposes in seawater and floodwater settings.

Our patent pending desalination technology uses a mixture of vacuum distillation with ultrasonic impulse excitation and cavitation.

Based on a market study conducted by Media Analytics Limited, the global desalination industry is anticipated to grow from 39.9 million cubic meters per day (m3/d) at the beginning of 2006 to 64.3 million m3/d in 2010, and to 97.5 million m3/d in 2015. This represents a 61% increase in capacity over a five-year period, and a 140% increase in capacity over a ten-year period. The compound annual growth rate of installed capacity is approximately 9%. The compound annual growth rate of the market for new capacity is approximately 13%.

This expansion of capacity will require capital investment totaling $25 billion by the end of 2010, or $56.4 billion by the end of 2015. Based on current trends, it is expected that more than half of this capital will come from the private sector. This means that desalination is more open to private sector participation than any other part of the water industry.

The increase in desalination capacity will require increased operating expenditures. Operating expenditures are expected to rise from $6.5 billion in 2006 to $9.9 billion in 2010, and to $14.8 billion in 2015. This suggests a total market value of $66 billion between the beginning of 2006 and the end of 2010, and a total market value of $126 billion by the end of 2015. The current annual value of the market (including capital and operating expenditure) is approximately $10.9 billion. These figures do not include the cost of capital.

The main driver of the growth of the market for desalination is increased water scarcity around the world. Scarcity is a function of growing demand for water in situations where there is limited availability of natural renewable resources. Water scarcity is exacerbated by population growth in areas of limited natural resources such as the Gulf region, southern Spain and the south west of the United States. Global warming has no predictable impact on overall scarcity, although it is believed to increase the risk of both floods and droughts. Water resources agencies must plan for these eventualities.

With a cost of approximately $0.55/m3, desalination remains an expensive solution to scarcity, in comparison to most existing water resources. However, as cheaper alternatives to desalination become fully exploited, desalination is increasingly becoming the next cheapest solution to water scarcity. It is acknowledged that two cheaper alternatives remain largely underexploited: water reuse and the reallocation of resources away from the agricultural sector.

Historically, the growth of the desalination industry has been seen to have been driven by the falling cost of the process, from more than $10/m3 40 years ago to a low price of $0.47/m3 today. This continuous downward trend cannot be expected to continue uninterrupted in future, however. With an energy consumption of 4.5kWh/m3 of product water (at a price of $0.05/kWh), energy costs represent approximately 50% of the total cost of reverse osmosis desalination. The greatest challenge for the industry is to increase the energy efficiency of the process faster than the price of generating electricity from fossil fuels rises.

The TothTelescope

Pursuant to an exclusive distributorship agreement dated June 15, 2006 by and between Vidatech and Attila Toth, an individual residing at 1237 Budapest, Nyír u. 30. 1/12., Hungary, Vidatech obtained the exclusive worldwide distribution rights to the TothTelescope. The Agreement covers all methods and extents of utilization of the TothTelescope and underlying technology for an initial one year period commencing on July 15, 2006. Vidatech is entitled to receive sixty (60%) of the revenues generated from the utilization of the technology. On June 15, 2007 we entered into an amendment of this agreement granting Vidatech rights to the exclusive distributorship of the TothTelescope for an additional period of two years.

The TothTelescope is an ultra-small, portable, yet high magnification monocular telescope that is equally suitable for microscopic, terrestrial and astronomical observations. Usable magnification ranges from 16x to 250x, with optional accessories 500x magnification is achievable for microscopy work. Because of its compact size (only 14 centimeters in length x 8 centimeters in diameter) and light weight (less than 500 grams) it can be used for a number of strategic applications such as military reconnaissance, wildlife observation from great distances, emergency observation, closed circuit security at great distances, and common every day tasks such as microscopy of up to 500x magnification, digital photography, bird spotting, hunting or even star gazing.

It is anticipated that the TothTelescope will also be available in infrared versions, a binocular version and a super high resolution version (expected to be available within 3 years).

Since June 15, 2006, and through the period ended September 30, 2007, we have sold and distributed eight TothTelescopes and various accessories for aggregate sales proceeds of $5,833. Since June 30, 2007, the TothTelescope has been unavailable for purchase.  This is mainly due to manufacturing challenges that have arisen since introducing the product. The original supplier of certain components proved to be unreliable in producing consistent quality over multiple orders, which forced us to discontinue our relationship with the supplier. We have been unable to locate a suitable replacement manufacturer in Hungary. We are now evaluating several out of country suppliers. It is anticipated that a final decision on a new supplier will be made by the middle of 2008.

Also of paramount importance are the primary parabolic mirror and the front optical window of the telescope. These cannot be manufactured in Hungary. We are reviewing supply considerations with the original supplier. The main difficulty is turnaround time. When ordered in quantity, which makes the most sense in terms of pricing, lead times can be as high as 11 months for the parabolic mirror and 7 months for the optical window. We are currently in the process of obtaining price quotes from select other optical manufacturers. We anticipate arriving at a final decision in the first half of 2008.

Once a decision has been made with respect to suppliers, it is our plan to order during the next 12 months enough components from our suppliers to assemble, at first, fifty additional TothTelescopes for resale, update the TothTelescope e-commerce website to include additional functionality including customer feedback potential, and solicit additional resellers and design and implement an ongoing marketing campaign. We also intend to send sample products to a number of offline resellers worldwide where potential customers can inspect and try the benefits of the TothTelescope first hand. We believe this personal experience will be instrumental in driving sales over the next 12 to 24 months.

In addition, we are also planning on providing test instruments to independent reviewers and trade publications for testing and expert review. These independent appraisals are crucial for the establishment of an optical instrument such as the TothTelescope. While we are confident that these independent reviews will be favorable there can not be any assurance that the people testing the instrument will in fact like the product and provide positive feedback. Review results can affect sales either in a positive or negative manner.

Market for the TothTelescope

According to a market study published by the ICON Group Ltd., the estimated world market for binoculars, monocular, optical telescopes and astronomical instruments, application fields in which the TothTelescope can be used, was approximately $921 million in 2007. China leads the list of producers (with exports worth $384 million) followed by Germany ($93 million) and the United States ($90 million). Hungary resided in 16th place with yearly sales of $8.6 million, beating such countries as Italy, Switzerland, and Spain. On the importers side the US lead with yearly imports of $304 million. Hungary placed 28th with $4.4 million, suggesting a $4.2 million surplus. Within that global marketplace, it is our intention to market, distribute and sell the TothTelescope internationally through our own e-commerce enabled website (http://www.tothtelecope.com), through domestic and international distributors and through special linked merchandising arrangements.

Competition

Competitors for the TothTelescope are fragmented into specific areas, depending on the application field. For astronomical observations well known names like Meade (USA), Celestron (USA), TeleVue (USA) and Orion (USA) exist. Our monocular and binoculars competitors include Nikon (Japanese), Bushnell (German), Swarovski (German) and Zeiss (USA); for microscopy use competitors include Olympus (Japanese), Zeiss (USA), Nikon (Japanese) Leica (USA) and others. Each of these competitors has greater operational, financial and managerial resources than we do and we may not be able to compete effectively with any one or more of them.

The advantage of the TothTelescope, as compared to the above listed instruments that operate in only one, or maybe two specific fields (a monocular can be used for terrestrial imaging and astronomy work but not for microscopy) is its multi-function use. An incredibly small and light weight high-precision instrument that can be used for both astronomical, terrestrial and microscopy applications. This unique attribute sets the TothTelescope apart from the competitors and distinguishes it as a singular instrument in the market place.

RiverPower Technology

Pursuant to an exclusive utilization agreement dated May 24, 2007 by and between Vidatech and Janos Salca, an individual residing at 1014 Budapest, Uri u. 18. Fsz/2., Hungary, and Viktor Salca, an individual residing at 1014 Budapest, Uri u. 18. Fsz/2., Hungary, collectively the inventors, Vidatech submitted two patent applications relating to the modular generation units of the RiverPower technology and the electrical generator itself, that coverts slow rotational movement into electrical power. Prior to submission of the applications, a thorough due diligence review was completed to establish the uniqueness and patentability of the technology.

The exclusive utilization agreement covers all methods and extents of utilization of the inventions, collectively referred to as RiverPower, and all aspects of the underlying technology. Upon successful deployment and commercialization of the technology Vidatech is entitled to receive fifty (50) percent of all revenues generated while the inventors will receive the remaining fifty (50) percent. As part of the agreement Janos Salca and Viktor Salca each received 50,000 shares of our common stock. These shares are included in the shares being offered pursuant to this prospectus.

RiverPower is a proprietary, renewable, green power-generation technology aimed at converting the flow of rivers into electricity without the need for expensive, environmentally degrading dam construction.  In order to generate electricity, RiverPower generators are simply submerged into rivers and anchored at specific distances in the riverbed. As long as the river flow exceeds one meter per second, the RiverPower machine will generate electrical power economically (installations for slower moving rivers can also be custom designed). RiverPower technology differs from other hydropower generation techniques in that we believe that it has the ability to use the flow of the entire river, capable of achieving greater efficiency and increased power production than in traditional turbine-based systems, without dams.

RiverPower generators are built of standardized modules that are approximately 2 meters in height by 2 meters in width by 4.5 meters in length, with four (4) vertically mounted wheels rotating at approximately 5 rpm (revolutions per minute). All wheels in the modules are interconnected and transfer rotational movement to a single axle, on which a custom, slow speed, 1800 pole generator sits for the conversion of rotational movement into electricity. Each RiverPower assembly, made of six (6) standard interlocked units, is rated at 50kWh in generating capacity. Several of these modules can be networked together for larger output, creating generator farms. Custom designed generators can also be constructed with larger or smaller output.

The following is an illustration of a 50kWh RiverPower assembly, illustrating the modular design of the assembly, the 1800 pole generator, and an enlargement of a single wheel.

Renewable Energy Sources, Generally, And Hydroelectric Power

Hydroelectric power is electricity produced by the movement of water (i.e., from the release of water from a dam; from water flowing down a waterfall, through a river, or in and out with the tide, etc.).  It is created when water is fed through a channel to a turbine where it strikes and turns turbine blades.  The rotating turbine blades cause the turbine shaft to turn, which turning motion is converted into electrical energy by means of a generator connected to the turbine shaft.

Hydroelectric power is one of several green, renewable energy sources, and is currently the largest renewable energy source, accounting for 19% of electrical generation – 715,000 mWe. Other means for producing electrical power include solar, wind, and geothermal production methods, accounting for approximately 4% of all alternative renewable electrical energy market.  Alternative renewable electrical energy production, itself, accounts for approximately 10-12% of global electrical energy production. Nevertheless, with daily world consumption increasing and hydrocarbon supplies decreasing, there is considerable incentive for companies to develop low-cost alternative, renewable electrical energy production means, including hydroelectric power. This is especially true when viewed against the current geopolitical climate.

Hydroelectric power projects are under construction in approximately 80 countries, most of which are traditional dam based hydroelectric projects. Most of the remaining hydropotential in these dam-based hydro projects is in developing countries, particularly in South and Central Asia, Latin America and Africa.  Our RiverPower technology changes this competitive landscape in that it can introduce a means whereby rivers can become power generating sites, without the need for expensive and prolonged dam construction. In addition because RiverPower technology supplies continuous power 24 hours a day (because RiverPower generators are in a constant flow environment, a river) turnover (return of invested capital) is faster than with solar or wind installations.

Small Hydro Technology Markets

Small hydro is the application of hydroelectric power on a commercial scale serving a small community or medium sized industry. During 2005 small hydro installations grew by 8% to raise the total world small hydro capacity to 66 GW. Over 50% of this was in China (with 38.5 GW), followed by Japan (3.5 GW) and the United States (3 GW). China plans to electrify a further 10,000 villages by 2010 under their China Village Electrification Program using renewable energy, including further investments in small hydro.

A generating capacity of up to 10 megawatts (MW) is becoming generally accepted as the upper limit of what can be termed small hydro, although this may be stretched to 25 MW and 30 MW in Canada and the USA. In contrast many hydroelectric projects are of enormous size, such as the generating plant at the Hoover Dam (2,074 megawatts) or the vast multiple projects of the Tennessee Valley Authority.

Small hydro can be further subdivided into mini hydro, usually defined as less than 1,000 kW, and micro hydro which is less than 100 kW. Micro hydro is usually the application of hydroelectric power sized for small communities, single families or small enterprise. We believe RiverPower technology to be equally suited for micro hydro, mini hydro and small hydro installations.

In 2005, the most recent year for which statistical data is available, small hydro installations increased by 5 GW to a total of 66 GW worldwide, with 38.5 GW existing in China alone as the boom in small hydro investment there continued. Based on our own assessments, we believe that each of the following countries has the following respective potential small hydro capacity, some of which we hope to capture with our RiverPower technology: (i) Europe has a potential exploitable small hydro capacity of over 400GW; (ii) the US has over 400GW; (iii) Central and South America have over 350GW; and (iv) Asia of over 500GW.  We have commissioned Gabor Kolossvary, a consultant to the company, and Zsolt Mesterhazy, an independent water management expert, to conduct a full study to thoroughly explore and map the available RiverPower generating capacity throughout the world. This study is expected to be completed in the first half of 2008.

We believe China has significant potential for hydroelectric power production and therefore presents a potential market opportunity for us. In 1949, Hydroelectric power made up only 8.8% of China’s total power output. It then increased to 23.9% in 2002. By the end of 2002, China’s installed capacity of hydropower was 84.55GW, accounting for 24% of the country’s total installed capacity.

The hydropower sector was in the initial stages before 2003. With the Three Gorges Project going into operation in 2003, the industry entered the development period, demonstrated by power plants energetically exploring the hydropower market; a number of hydropower projects starting one after another, and rapid development of the hydropower sector for about 20 years. By 2020, the exploitation rate of water energy resources in China is expected to top 68%, which means development of the sector will be in the later stages.

Marketing

We will seek to commercialize RiverPower initially, in Hungary, and then internationally in Europe, the US, Central and South America and China through large scale power plant(s) facilities construction, licensing and/or joint operation of plants.  Towards that end, and during the next twelve (12) months, it is our plan to: (i) expand our Hungarian patent application to PCT status with respect to the RiverPower technology covering the following countries: all EU member states, US, Canada, Japan, China, India, Brazil, Egypt, Congo, Afghanistan, Tajikistan, Turkmenistan, Uzbekistan, Russia, Mongolia, Argentina, Chile, Peru, Ukraine, Belarus, Turkey, Iraq, Israel, Jordan, Niger, Nigeria, Mali, Venezuela; (ii) build two, one quarter scale laboratory prototypes for testing and evaluation purposes (construction of these testing prototypes has been completed as of September 7, 2007 and testing has commenced at Vituki - Water Resources Research Centre; (iii) initiate engineering of a new electrical generator that is to be used on final RiverPower machines (this engineering has been started with a one forth scale version of the final generator being built initially); (iv) build a full scale prototype of the technology for river testing; and (v) install first fully functional 50kWh RiverPower machine.

The marketing of our RiverPower technology will follow different methods based on the application area and partner/customer requirements.

Our preferred method of marketing is the establishment of co-generation sites that are co-financed with development partners, in which case revenues realized from the sale of electrical power are split in proportion to funds provided for the establishment of the site. This method is optimal in Hungary and other EU member countries for example, where an abundance of “river close” cities exists that are interested in utilizing the technology but lack the financial strength to establish larger installations on their own. In EU territories power utilities are obligated to purchase green power from producers at regulated prices (currently at approximately 10 euro cent per kWh). Based on these prices, and our preliminary estimate of RiverPower manufacturing, installation and maintenance costs, we anticipate return of invested capital in 3-4 years for each site.

In addition to co-generation sites we will also offer equipment purchase options for individual or small scale users, and will also pursue country or regional scale licensing agreements. These agreements may or may not include revenue sharing arrangements.

Technological Competitors of RiverPower Technology

The following technologies compete with RiverPower technology:

•
Tidal Power: Harnessing the tides in a bay or estuary has been achieved in France (since 1966), Canada and Russia, and could be achieved in other areas with a large tidal range. The trapped water turns turbines as it is released through the tidal barrage in either direction. A perceived drawback to this technology is that the system would generate electricity most efficiently in bursts every six hours (once every tide), thus limiting practical applications.

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Tidal Stream Power: A relatively new technology, tidal stream generators draw energy from currents in much the same way that wind generators do. The higher density of water means that a single generator can provide significant power. This technology is at the early stages of development and will require more research before it becomes a significant contributor. Several prototypes have shown promise. In the UK in 2003, a 300 kW Period flow marine current propeller type turbine was tested off the coast of Devon, and a 150 kW oscillating hydroplane device, the Stingray, was tested off the Scottish coast. Another British device, the Hydro Venturi, is to be tested in San Francisco Bay. The Canadian company Blue Energy has plans for installing very large arrays tidal current devices mounted in what they call a ‘tidal fence’ in various locations around the world, based on a vertical axis turbine design.

•
Wave Power: Harnessing power from ocean surface wave motion might yield much more energy than tides. The feasibility of this has been investigated, particularly in Scotland in the UK. Generators either coupled to floating devices or turned by air displaced by waves in a hollow concrete structure would produce electricity. Numerous technical problems have frustrated progress. A prototype shore based wave power generator is being constructed at Port Kemba in Australia and is expected to generate up to 500 MWh annually. The Wave Energy Converter has been constructed (as of July 2005) and initial results have exceeded expectations of energy production during times of low wave energy. Wave energy is captured by an air driven generator and converted to electricity. For countries with large coastlines and rough sea conditions, the energy of waves offers the possibility of generating electricity in utility volumes. Excess power during rough seas could be used to produce hydrogen.

Direct Principal Competitor

One of our direct principal competitors is Verdant Power, located in New York, NY.  Verdant is deploying a device that is essentially an underwater wind-mill with a low-speed flexible coupling / speed increaser gearbox for operation. This means that the slowly rotating blades are connected to the generators via a mechanical device that increase rotational speed. This rotational speed increasing device is necessary, but inefficient, because traditional generators must spin at about 3,000 rpm.

Although Verdant’s device is designed to produce electric energy from river flow, like ours, we believe RiverPower technology to be superior. Our device does not require a mechanism to increase rotational speed. Our device’s interlinked wheels are directly connected to a slow turning generator (from 2-10 rpm as opposed to the Verdant generator’s 3,000 rpm), yet produce the same three phase output.  RiverPower is designed to better translate rotational movement – from a number of interconnected wheels – into high torque. The torque is what drives the slow speed generator, a unique device on which we have also filed patent applications. In addition, because RiverPower technology does not require substantial water current speed, it is capable of being installed in 95% of rivers and man-made canals world-wide. Since Verdant Power’s device requires a minimum of 2 meters per second in flow speed to operate (2 times RiverPower’s requirement of 1 meter per second), it is not capable of being installed in nearly as many locations. In addition, RiverPower can be custom designed for rivers that are slower then one meter per second, increasing the potential exploitable capacity even further.

Other Competitors

The following entities are other competitors of RiverPower in the small hydro markets as well as the names of our principal technological competitors: Harris Hydroelectric (USA), Hydro West Group, Inc. (USA), Village Renewable Energy Systems P Ltd (India), Evans Engineering Ltd (UK), GUGLER Water Turbines GmbH  (Austria), Ocean Power Delivery Ltd. (UK).  All of these companies have more experience and financial resources than we do, placing us at a competitive disadvantage. Despite our efforts to try and do so, we may not be able to compete effectively with these competitors.

Fire protection, concrete from communal waste and pothole filler technologies

Pursuant to an invention transfer agreement dated August 13, 2007 by and between Vidatech and Imre Kalmar Nagy, the inventor, an individual residing at 1022 Budapest, Alsótörökvész út 14., Hungary, Vidatech acquired worldwide rights to three technologies, as developed by the Inventor, for HUF 5 million (approximately USD25,000). The inventions are FireSafe, a biodegradable fire fighting solution that is capable of fireproofing objects to 3,500 degrees centigrade; HardCrete, a concrete additive that allows communal waste to be mixed into concrete; and a pothole filler product that utilizes a special mix of recycled plastic to produce a pourable solution for repairing potholes.

All three inventions have been established to be patentable by the patent firm of Pintz and Co, via an international patent search. Patenting of these technologies is currently under way with the Hungarian patent office, with filing expected to be completed by January 31, 2008 with Vidatech as the patent holder.

The Agreement covers all methods and extents of utilization of the inventions and all aspects of the underlying technology. Upon successful deployment and commercialization of any or all of the three technologies, Vidatech is entitled to receive sixty (60%) of the revenues generated, while the Inventor will receive forty (40) percent.

FireSafe is an environmentally safe, biodegradable liquid that is designed to prevent and if necessary, extinguish natural fires that are exceedingly hard, or impossible to contain with water or other fire fighting methods. This category includes forest, bush and other natural fires. In the European Union, according to the European Commission, the five Mediterranean States – France, Greece, Italy, Portugal and Spain – suffer burnt areas of between 200,000 and 600,000 hectares per year as a result of the 20,000 to 60,000 forest fires that have occurred annually in the period 1980 to 2003, causing billions of dollars in damage yearly. In Spain and Portugal alone, the total area razed during 2003 was more than 450,000 hectares.

In the US, large forest fires have occurred more frequently in the western United States since the mid-1980s as spring temperatures increased, mountain snows melted earlier and summers got hotter. Almost seven times more forested federal land burned during the 1987-2003 period than during the prior 17 years. In addition, large fires occurred about four times more often during the latter period. In recent years, wildfires in the western United States have burned hundreds of homes annually and caused extreme and sometimes irreversible damage to natural resources. Fire-fighting expenditures for wildfires now regularly exceed one billion dollars per year.

We intend to market FireSafe to the natural fire prevention and control organizations on a state and federal government level at first. Large scale demonstrations of the product’s immediate beneficial effects can be undertaken at a number of sites world-wide at hard to contain fires sites. We believe that these demonstrations will be instrumental, along with appropriate laboratory test results, to initiate the commercialization activities of FireSafe. We intend to complete these tasks in the next six to twelve months.

HardCrete and the pothole filler product are expected to enter business development in the first quarter of 2008.

In general, world demand for cement and concrete additives is forecast to rise 6.8 percent per year through 2010 to US$11 billion, a significant improvement over the performance of the 1995-2005 period. Fueling gains will be an improving construction outlook that will bode favorably for the global cement market. In addition, higher performance requirements for concrete will prompt greater loading factors for additives.

The smaller fiber additive sector is expected to register the strongest gains, continuing the trend of the past decade. However, 90 percent of overall demand will remain concentrated in the chemical and mineral additive sectors. These and other trends are presented in World Cement & Concrete Additives, a new study from The Freedonia Group, Inc., a Cleveland-based market research firm. Developing countries are expected to register the healthiest gains, averaging over nine percent per year through 2008. A number of developing countries in the Asia/Pacific region, such as China, India and Vietnam, are expected to exhibit particularly healthy growth.

Developed markets are generally expected to post weaker -- but still respectable -- overall gains that are expected to average around six percent per year through 2008. Demand for cement and concrete additives in the US will register gains matching the world average, an impressive performance considering the highly mature US economy and construction sector. The penetration of a number of key cement additive products such as superplasticizers and set retarders in the US market has yet to approach the intensity seen in Western Europe and Japan. The West European cement and concrete additive market is expected to register gains lagging the world average through 2008. The West European region is expected to remain the most important cement and concrete additive market in the world in 2008.

Globally, mineral additives such as fly ash and blast furnace slag are being increasingly used to partially replace Portland cement, the most expensive component of concrete. In doing so, producers of concrete are realizing significant cost benefits as well as performance and durability improvements.

In general, the market for pothole patching and small-area asphalt repair is a niche of the asphalt paving market.  The need for patching and repair of paving is everywhere and it is obvious and ongoing.  The demand for repair work exceeds the supply of repair services.

Potholes are the normal and unending result as asphalt pavements deteriorate from age, weather and wear.  The need for pothole repair is increasing with the amount of paved surfaces and from increasing utility work resulting from aging utilities under roadways. Potholes are highly visible, detract from the perceived value of a property, and reflect poorly on the quality of property management.  Potholes present a tangible hazard to traffic and a potential liability.

Left unattended, potholes increase in size, damage and cost to repair.  Potholes have to be repaired or ultimately, the entire pavement must be replaced. Few contractors provide pothole repair services because (a) the work is labor intensive and does not benefit from mechanization; (b) hot-mix asphalt, in small quantities, is expensive and difficult to work with; and (c) there is an abundance of easier and more profitable work. All three of these obstacles would be solved with our plastic pothole filler, while at the same time removing millions of tons of scrap plastic from landfills.

The typical quality of ‘patching’ makes it temporary.  Patching materials (cold-mix, sprayed aggregate and tar) have been developed to repair potholes.  These materials are available in a wide range of cost and performance.  None perform to the standard our proposed plastic pothole filler, whose lifetime is expected to top that of the asphalt road it was used to repair. Typically, potholes are patched repeatedly until the surrounding pavement fails to such an extent that it is justified economically to repave the entire surface or until complaints, surface problems or liability risks force a repair of the site regardless of the cost.

Repairs are also needed at excavations made to access utility services such as water mains, gas lines, TV-cable, telephone lines and other infrastructure.  Typically, these excavations are small, require immediate attention and are located far enough apart to be expensive to repair using traditional methods dependent on asphalt obtained from local asphalt plants. Typically, these repairs are made with temporary materials until a sufficient number of sites have accumulated to allow for economical repair.

PVC covered electrical cable recycling, red mud neutralization and de-icing solution.

Pursuant to an amendment to the invention transfer agreement by and between Vidatech and Imre Kalmar Nagy, dated November 28, 2007, Vidatech acquired worldwide rights to three additional technologies developed by Mr. Nagy for HUF 5 million (approximately USD25,000). The inventions are red mud neutralization, PVC shielded electrical cable recycling and a Biodegradable de-icing solution.

All three inventions have been established to be patentable by the patent firm of Pintz and Co, via an international patent search. Patenting of these technologies is currently under way with the Hungarian patent office, with filing expected to be completed by April 30, 2008 with Vidatech as the patent holder.

The Agreement covers all methods and extents of utilization of the inventions and all aspects of the underlying technology. Upon successful deployment and commercialization of any or all of the three technologies, Vidatech is entitled to receive sixty (60%) percent of the revenues generated, while Mr. Nagy will receive forty (40%) percent.

Red mud neutralization is a liquid additive-based technology capable of neutralizing heavy metals (and its caustic material content) inherent in red mud by  forming a concrete-like substance that will not leak dangerous elements even when exposed to heat, rain or other environmental factors.

Red mud, an undesirable bauxite residue generated in large quantities by alumina refineries (for every ton of alumina produced two tons of residue is generated), is usually managed by discharge into engineered or natural impoundment reservoirs, with subsequent dewatering by gravity consolidation and sometimes with capping for closure. Re-vegetation of dewatered red mud is not possible without addition of additives because of the high pH, high salinity, and absence of nutrients and organic constituents. The inventions addresses this issue. Following the patenting of this invention, the product will undergo independent verification and testing. We anticipate this process to commence in the second quarter of 2008 and to be completed by the first quarter of 2009.

PVC shielded electrical cable recycling is also a liquid based solution, which allows the easy removal of PVC from electrical cable scrap. Cables are submerged in a solution and soaked for approximately fifteen minutes, following which the metal can be easily pulled from the PVC casing. In approximately two hours the PVC returns to its natural, rigid state. The liquid can be re-used between 50-60 times. This technology can also be used to remove the metal content of car tires.

Following the patenting of the technology, we plan to establish a small scale prototype manufacturing plant and the technology thoroughly tested. Once testing has been completed, the product will be made available for licensing.

Currently two methods are used by industry to recycle PVC shielded cables: stripping and grinding, both of which are inefficient.

While, recycling has become a common practice in Europe, there are several everyday materials that are not currently being recycled, which we believe could be recycled profitably, including high-quality PVC from electric cables. There is further pressure to recycle as several EU directives regulating reuse of materials, including cable material, are shortly coming into effect.

The third invention is a biodegradable de-icing solution. In general, de-icers come in solids, liquids, pavement overlay, or packaged, formats. More recently, organic compounds have been developed that reduce the environmental issues connected with salts and have longer residual effects when spread on roadways, usually in conjunction with salt brines or solids. These compounds are generated as byproducts of agricultural operations such as sugar beet refining or the distillation process that produces ethanol.

Our product does not contain any of these byproducts.  It is composed of natural compounds that are environmentally friendly and are particularly well suited for the prevention and removal of ice and snow. Pre-treated with the product, ice will not form on surfaces, or once formed, it can easily be removed. This product is currently undergoing patenting, which is expected to be completed in April 2008.
Legal Proceedings

We are not a party to any material legal proceedings and there are no material legal proceedings pending with respect to our property.

Management

The following table and text set forth the names and ages of all directors and the executive officers of the Company as of the date of this report. The directors serve until the next annual meeting of shareholders and until his successor(s) are elected and qualified, or until his earlier death, retirement, resignation or removal. Executive officers serve at the discretion of the Board of Directors, and are appointed to serve by the Board of Directors. Also provided herein are brief descriptions of the business experience of the sole director and each executive officer during the past five years and an indication of directorships held by the director in other companies subject to the reporting requirements under the United States securities laws.

Name	Age	Position	Held Position Since
Viktor Rozsnyay	37	Director, President and Chief Executive Officer	April 10, 2007 (1)
Daniel Kun	34	Secretary and Vice President	April 10, 2007
Ildiko Rozsa	33	Chief Financial Officer	October 24, 2007
Mihaly Zala	50	Chief Technology Officer	October 24, 2007
Szilvia Toth	26	Chief Accounting Officer	October 24, 2007

(1) Mary Passalaqua resigned as our President and Director effective as of April 10, 2007.

Business Experience and Educational Background

The following represents a summary of the business history of each of the named individuals for the last five years:

Viktor Rozsnyay

From April 2006 to present, Mr. Rozsnyay has been a Manager of Vidatech Kft., a Hungarian company focused on the acquisition of technologies developed in Hungary, of which he was a founder; Vidatech is now our wholly owned Hungarian subsidiary. From 2004 to 2006 Mr. Rozsnyay was engaged in researching and establishing the foundation of Vidatech. From 2001 to 2004, he was the Founder and Chief Operating Officer of 10Charge, Inc., an ISSO R&D spin-off company formed to commercialize 10 minute battery charging technology, a product Mr. Rozsnyay and his former partners invented and patented. Prior thereto, Mr. Rozsnyay was the Founder and Managing Director of ISSO R&D Kft., an aerospace research company based in the Republic of Hungary, pursuing advanced aerospace propulsion research. Mr. Rozsnyay attended the Jozsef Katona Technical College in Budapest, graduating in 1989.

Daniel Kun, Jr.

In April 2006 Mr. Kun co-founded Vidatech Kft. and since its establishment has acted as Vidatech’s Managing Director.  Vidatech is now our wholly owned Hungarian subsidiary. Since 1996 Mr. Kun has been a part owner of Lira Kft., a Hungarian company involved in building engineering and heating installations throughout Hungary. From March 2000 to April 2006, he also acted as Managing Director of Lira Kft. Mr. Kun attended the Istvan Vagi Technical College in Budapest, graduating in 1992. Subsequently, Mr. Kun attended the Sligo Regional Technical Colleague in Ireland studying international business and marketing from 1994-1995. Mr. Kun is a certified TUV ISO auditor.

Ildiko Rozsa

Mrs. Rozsa is a qualified statutory accountant, currently completing her PhD studies at the Budapest Technical and Economic University in Business Science. Ildikó graduated at the College of Finance and Accountancy, later obtaining her mastered degree (MBA) at the Budapest University of Economics. From 1995 through 1996 she was Audit assistant at Price Waterhouse’s Budapest Audit Department, where she gained experience in IAS and HAS audits. From 1997 through 2002 Ildiko was Finance and Accounting Director at  Vivendi Telecom Hungary. She was responsible for the production of Vivendi Group Consolidated Financial Statements for 23 companies including foreign companies in accordance with IAS, US GAAP and the related statutory requirements; Definition of the accounting policy and procedures of the group, and controlling of their application. Management of the related audits and Managing the Accounting Department, the Reporting and Consolidation Department and the Payroll Department of Vivendi Group which consists of around 50-60 persons. From 2002 through 2007 Ildiko was Chief Financial Officer at Bacardi-Martini Hungary Kft., where she was responsible for Managing the finance and administration team of the company. Responsible for finance, accounting, controlling, IT, customs and payroll. In 2004 she founded and became Managing Director, RIBZ Consulting where she worked for multinational clients on IFRS and US GAAP projects, on privatization engagements. Ildiko is a teacher at the Budapest Technical University, Economic Faculty.

Mihaly Zala

Mr. Zala has a background in business, technology and management that spans over thirty five years. Since 2005, Mr. Zala has been managing his own company, Zala Project Builder Ltd. where he manages real estate projects including Gizella Mill, a Casino and exhibition space in Erzsébet Square. From 1998 to 2005 Mr. Zala was an  investor, planner, technical controller and project manager at LAVINA Construction and Installation Co. Ltd. Prior to that, from 1987 to 1998 he was planner, technical controller and project manager at the Hungarian Post Office, Bureau for Planning and Investment and  MATÁV Rt., Bureau for Telecommunication Investment. Mr. Zala holds an electrical engineering degree from the Budapest University of Technology, Faculty of Electric Engineering.

Szilvia Toth

Szilvia graduated in 2004 from the College of Finance and Accountancy in Budapest as an Economist on Accountancy. After a short professional practice in 2005 she worked at DHL Express Hungary Kft. as an accountant for different territories (posting of creditors, bank statements and taxes). Fallowing her DHL tenure from 2005 to 2006 she worked at TMF Hungary Kft, an international accounting firm. From 2006 to 2007 she then worked at BDO Forte AccRoll Kft., where her responsibilities included full scale bookkeeping including preparing of financial statements, reports, tax-returns, etc. of Hungarian and foreign companies. She joined the Company in October of 2007. Szilvia lives in Budapest.

Mr. Viktor Rozsnyay is our sole director.  All directors hold office until the next annual meeting of shareholders and until their successors have been duly elected and qualified. There are no agreements with respect to the election of directors. We do not compensate our directors for service on the Board of Directors. As of the date hereof, no director has accrued any expenses or compensation. Officers are appointed annually by the Board of Directors and each executive officer serves at the discretion of the Board of Directors. We do not have any standing committees at this time.

Family Relationships

There are no family relationships among any of our directors, executive officers and other key personnel.

Involvement in Certain Legal Proceedings

During the past five years none of our directors, executive offices, promoters or control persons was:

•
the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•	convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•
subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities; or

•	found by a court of competent jurisdiction (in a civil action), the Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or Commodities law.

Directors

Our Board of Directors currently consists of one (1) member. Directors serve for a term of one year and stand for election at our annual meeting of shareholders. Pursuant to our Bylaws, any vacancy occurring in the Board of Directors, including a vacancy created by an increase in the number of directors, may be filled by the shareholders or by the affirmative vote of a majority of the remaining directors though less than a quorum of the Board of Directors. A director elected to fill a vacancy shall hold office only until the next election of directors by the shareholders. If there are no remaining directors, the vacancy shall be filled by the shareholders.

At a meeting of shareholders, any director or the entire Board of Directors may be removed, with or without cause, provided the notice of the meeting states that one of the purposes of the meeting is the removal of the director. A director may be removed only if the number of votes cast to remove him exceeds the number of votes cast against removal.

Committees

Our company currently does not have nominating, compensation or audit committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our Board of Directors does not believe that it is necessary to have such committees at this time because it believes that the functions of such committees can be adequately performed by the Board of Directors.

Audit Committee Financial Expert

Our Board of Directors has determined that we do not have a board member that qualifies as an “audit committee financial expert” as defined in Item 401(e) of Regulation S-B, nor do we have a board member that qualifies as “independent” as the term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(14) of the NASD Rules.

We believe that our Board of Directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The Board of Directors of our company does not believe that it is necessary to have an audit committee because management believes that the functions of an audit committee can be adequately performed by the Board of Directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted given the stage of our development and the fact that we have not generated any positive cash flows from operations to date.

Compensation of Directors

We have no formal plan for compensating our directors for their service in their capacity as directors, although such directors are expected in the future to receive stock options to purchase common shares as awarded by our Board of Directors or (as to future stock options) a compensation committee which may be established. Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors. Our Board of Directors may award special remuneration to any director undertaking any special services on our behalf other than services ordinarily required of a director. No director received and/or accrued any compensation for their services as a director, including committee participation and/or special assignments.

Advisory Board

The following persons have been appointed to our advisor board to provide us with technical and business advice as required:

Jozsef Cziegler.  Mr. Cziegler has over 30 years of multi-national business experience.  Mr. Cziegler currently serves as the CEO of Schwarzmuller, Hungary, a German owned multi-national truck trailer manufacturer. From 1982 to 1992 he was responsible for the exports of Hungarian made cars and buses. In 1993 he founded Schwarzmuller, Hungary to manufacture truck trailers. In 2006, Schwarzmuller reported sales of 3,000 trailers with revenue in excess of USD125 million and the company employs 450 people.

Joseph Brumbauer.  Mr. Brumbauer is the former CEO and Chairman of the Board of Ikarus, Hungary’s premier bus manufacturer. Ikarus exports buses to all former Soviet Block and western countries throughout the world. Mr. Brumbauer was CEO of Ikarus for 5 years from 1998 to 2003. In this capacity he negotiated sales with presidents of a number of countries. In 2003, Mr. Brumbauer left Ikarus to become the CEO of BPW Hungary, a German owned truck axle manufacturer. Today BPW Hungary employs over 900 people and has annual revenues of USD220 million.

Gene Guhne.  Mr. Guhne has served as a Vice President, Sales of Ultimate Software, Inc. (NASDAQ: ULTI) since November 1999. From February 1998 to November 1999, Mr. Guhne served as Director of Sales, Mid-Atlantic Division of Ultimate Software, Inc. Prior to joining Ultimate Software, Inc., from 1992 to 1998, Mr. Guhne was the President of The Ultimate Software Group of the Carolinas, Inc. and the Vice President of The Ultimate Group of Virginia, Inc., a reseller of Ultimate Software which was acquired by it in March 1998. From 1987 to 1992, Mr. Guhne served in various positions at ADP, where his most recent position was Director of Sales. Mr. Guhne is a shareholder and Director of the Company.

Except for our consulting agreement with Mr. Guhne dated April 26, 2007, we currently do not have any written agreements with any of the members of our advisory board.  The terms of Mr. Guhne’s consulting agreement with us is that he is to advise and consult with us, from time to time, for an initial term of twelve (12) months, on such matters as: (i) assisting and refining of our business plan; (ii) optimization of our business model and reviewing and assessing commercialization possibilities; and (iii) the identification of potential technology sources.  In consideration for his services, Mr. Guhne received a one-time payment from us of one million (1,000,000) shares of our common stock.  Of the shares of our common stock that he has received, Mr. Guhne has registered 250,000 shares for sale pursuant to a registration statement, of which this prospectus forms a part.  See “Selling Shareholders.”

Executive Compensation

The following table summarizes the compensation of our President (Principal Executive Officer) and other officers and directors who received compensation during the period from April 26, 2006 (inception) to December 31, 2006.

Summary Compensation Table

Name and principal position	December 31	Salary ($)	All Other Compensation ($)	Total ($)
Mary Passalaqua, President and Director(1)	2006	0	250,000	250,000

(1)
Mrs. Passalaqua resigned as an officer and director on April 10, 2007. In connection with the separation agreement between the Company and Mrs. Passalaqua we agreed to pay Mrs. Passalaqua $250,000 in additional compensation by delivery of a promissory note in such amount, which bears interest at the U.S. prime rate and is due and payable on April 5, 2008. The note was issued immediately prior to the reverse merger and assumed by us in connection with the reverse merger. The note was recorded by us as additional compensation to Ms. Passalaqua.  Such compensation is reflected in our condensed balance sheet as the accumulated deficit of the Company, and will not be reflected in our statement of operations, as such compensation expense was structured as an expense prior to our recapitalization.  In the event that we raise in excess of $3,000,000 dollars in capital the note is payable immediately.

Employment Contracts and Termination of Employment

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Options/SAR Grants Table

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our directors and officers since our inception.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Change in Control Arrangements

On October 24, 2007, the Company entered into restricted stock agreements with its executive officers. The shares issued pursuant to the restricted stock agreements are subject to vesting through the end of 2008. In the event of a change in control, as defined in each restricted stock agreement, any unvested shares of restricted stock will be deemed to have vested in full.

Market For Common Equity And Related Shareholder Matters

Trading Market

There currently exists no public trading market for our common stock, and we cannot assure you that such a market will develop in the future. In the absence of an active public trading market, an investor may not be able to liquidate his investment without considerable delay, if at all. If a market does develop, the price for our securities may be highly volatile and may bear no relationship to our actual financial condition or results of operation.

We have no agreement with any broker or dealer to act as a market maker for our securities and there is no assurance that we will be successful in obtaining any market makers. The lack of a market maker for our securities could adversely influence the market for and price of our securities, as well as your ability to dispose of, or to obtain accurate quotations as to the price of, our securities.

On January 11, 2008, we had 41,165,000 shares issued and outstanding. The outstanding common stock was offered and sold in reliance upon exemptions from the registration requirements set forth in Securities Act. On January 11, 2008, we had 62 registered shareholders of our outstanding common stock.

We have agreed to register 10,032,000 shares of our common stock under the Securities Act for sale by the Selling Shareholders. Pursuant to Rule 144, since certain of our affiliates who have held their restricted shares for more than one year, may sell, together with all sales of restricted and other securities of the same class for the account of the same person within the preceding three months, up to a maximum of one percent of the issued and outstanding shares of our company.

Sale of Restricted Shares

Our outstanding shares of common stock were issued and sold by us in private transactions in reliance upon exemptions from registration under the Securities Act and have not been registered for resale. Additional shares may be issued pursuant to outstanding warrants and options. Except for four persons all of our investors are non-US Persons as that term is defined in Regulation S, as promulgated pursuant to the Securities Act . Such shares may be sold only pursuant to an effective registration statement filed by us or an applicable exemption, including the exemption contained in Rule 144 promulgated under the Securities Act.

In general, under Rule 144 as currently in effect, a stockholder, including one of our affiliates, may sell (commencing 90 days after we have become a reporting issuer and assuming compliance with the requirements of Rule 144, shares of common stock after at least one year has elapsed since such shares were acquired from us or our affiliate. The number of shares of common stock which may be sold within any three-month period is limited to the greater of: (i) one percent of our then outstanding common stock, or (ii) the average weekly trading volume in our common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Certain other requirements of Rule 144 concerning availability of public information, manner of sale and notice of sale must also be satisfied. In addition, a stockholder who is not our affiliate, who has not been our affiliate for 90 days prior to the sale, and who has beneficially owned shares acquired from us or our affiliate for over two years may resell the shares of common stock without compliance with many of the foregoing requirements under Rule 144.

As of January 11, 2008 we had 41,165,000 shares issued and outstanding. All of the issued and outstanding shares are deemed “restricted securities” within the meaning of Rule 144. As of the date of this report, our officers, directors and affiliates own an aggregate of 31,480,000 shares or approximately 76.47% of our issued and outstanding shares.

Pursuant to Rule 144, if any of our shareholders (including our affiliates) have held their restricted shares for more than one year, and assuming compliance with the requirements of Rule 144, each such shareholder may sell, together with all sales of restricted and other securities of the same class for the account of the same person within the preceding three months, up to a maximum of one percent of our issued and outstanding shares. If any of our shareholders are acting in concert as a group, then all restricted securities that they sell will be combined in determining whether they have exceeded the maximum amount that could be sold.

All shares owned by affiliates will continue to be subject to the resale limitations imposed by Rule 144 for so long as such persons remain an affiliate. Three months after they cease being an affiliate, sales may be made, after the lapse of a two year period from the issue date, without limitations under Rule 144.

Penny Stock

Our common stock is a “penny stock” as that term is defined under Rule 3a51-1 of the Securities Exchange Act. Generally, a “penny stock” is a common stock that is not listed on a securities exchange and trades for less than $5.00 a share. Prices often are not available to buyers and sellers and the market may be very limited. Penny stocks of start-up companies are among the riskiest equity investments.

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;

•
contains a description of the broker’s or dealer’s duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities’ laws; contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price;

•	contains a toll-free telephone number for inquiries on disciplinary actions;

•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and

•	contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with the:

•	bid and offer quotations for the penny stock;

•	compensation of the broker-dealer and its salesperson in the transaction;

•	number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and

•	monthly account statements showing the market value of each penny stock held in the customer’s account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, that the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written acknowledgement of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock.

Holders

As of January 11, 2008, we had 62 registered holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Dividend Policy

We have never declared or paid cash dividends on our capital stock and do not anticipate paying any cash dividends in the foreseeable future, and intend to retain our capital resources for reinvestment in our business. Any future determination to pay cash dividends will be at the discretion of the Board of Directors and will be dependent upon our financial condition, results of operations, capital requirements and other factors as the Board of Directors deems relevant. Our Board of Directors has the right to authorize the issuance of preferred stock, without further stockholder approval, the holders of which may have preferences over the holders of the common stock as to payment of dividends.

Options/SAR Grants Table

We do not have any stock options outstanding. No stock options or stock appreciation rights under any stock incentive plans were granted to our directors and officers since our inception.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the Board of Directors or a committee thereof.

Change in Control Arrangements

On October 24, 2007, the Company entered into restricted stock agreements with its executive officers. The shares issued pursuant to the restricted stock agreements are subject to vesting through the end of 2008. In the event of a change in control, as defined in each restricted stock agreement, any unvested shares of restricted stock will be deemed to have vested in full.

Security Ownership Of Certain Beneficial Owners And Management

As of January 11, 2008, the beneficial ownership of common stock of each person known to us who owns more than 5% of our issued and outstanding common stock and of our directors and executive officers is as follows:

Name and Address (1)	Position with Us	No. of Shares Owned	Approximate Percentage of Issued and Outstanding(2)
Viktor Rozsnyay (3)	Director, President and CEO	12,150,000	29.5%
Daniel Kun, Jr. (4)	Vice President and Secretary	16,580,000	40.3%
Ildiko Rozsa	Chief Financial Officer	250,000	*
Mihaly Zala	Chief Technology Officer	250,000	*
Szilvia Toth	Chief Accounting Officer	100,000	*
Daniel Kun, Sr. (5)		16,580,000	40.3%
Mary Passalaqua (6)		2,500,000	6. %
Officers and Directors as a Group (5 persons)		29,330,000	71.2%

* less than 1%

(1)           Unless otherwise indicated all addresses are care of our offices at 1095 Budapest, Soroksari ut 94-96, Hungary.

(2)           Based on 41,165,000 shares of common stock issued and outstanding as of November 9, 2007.

(3)           Mr. Rozsnyay’s mother and sister each own 500,000 shares of our stock, as to which shares Mr. Rozsnyay disclaims any beneficial ownership.

(4)           Mr. Kun, Jr.’s father, Daniel Kun, Sr., owns 2,550,000 shares of our stock, as to which shares Mr. Kun, Jr. disclaims any beneficial ownership.

(5)           Mr. Kun, Sr.’s son, Daniel Kun, Jr., owns 14,030,000 shares of our stock, as to which shares Mr. Kun, Sr. disclaims any beneficial ownership.

(6)           Ms. Passalaqua’s address is 7325 Oswego Road, Suite D, Liverpool, NY, 13090.

Certain Relationships And Related Transactions

On April 10, 2007 pursuant to the terms of the Share Exchange Agreement, we executed and delivered a separation and release agreement dated April 6, 2007 with Mary Passalaqua (our former President, and prior to April 10, 2007, our sole director and shareholder), pursuant to which Mrs. Passalaqua resignation as our sole director and officer became effective as of April 10, 2007 and we delivered, as additional compensation to Mrs. Passalaqua, a promissory note in the amount of $250,000, which bears interest at the U.S. prime rate and is due and payable on April 5, 2008. The note, which was issued immediately prior to the reverse merger and assumed by us in connection with the reverse merger, was recorded by us as additional compensation to Ms. Passalaqua.  Such compensation is reflected in our condensed balance sheet as the accumulated deficit of the Company, and will not be reflected in our statement of operations, as such compensation expense was structured as an expense prior to our recapitalization.  In the event that we raise in excess of $3,000,000 dollars in capital the note is payable immediately.

As a result of the Securities Exchange Transaction Viktor Rozsnyay, our sole Director President and Chief Execution Officer received 11,900,000 shares (representing approximately 29%) of our common stock and Daniel Kun, Jr., our Vice President & Secretary received 13,780,000 shares (representing approximately 33%) of our common stock.

In May 2006, we entered into a short term loan agreement with our Chief Executive Officer, Viktor Rozsnyay, for approximately $96,100 with a maturity of April 30, 2007 and which carried an interest rate at the prime rate of the National Bank of Hungary. On December 28, 2006 Mr. Rozsnyay elected to forgive the loan.  In March, 2007, we entered into a short term loan agreement with our Chief Financial Officer, Daniel Kun Jr., for approximately $53,735 with a maturity of March 31, 2007 and which carried an interest rate at the prime rate of the National Bank of Hungary. On March 31, 2007 Mr. Kun elected to forgive the loan.

Description Of Our Capital Stock

Our authorized capital stock consists of 250,000,000 shares of common stock, par value $0.0001 per share, and 10,000,000 shares of preferred stock, which preferred stock can be issued in such classes and series, and with such rights and preferences, as may hereafter be determined by our Board of Directors. As of January 11, 2008, we had 41,165,000 shares of common stock outstanding and no shares of preferred stock outstanding.

Common Stock

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of shareholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our Board of Directors out of funds legally available therefore. Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of all liabilities.

Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered in this offering will be, when sold, duly authorized, validly issued, fully paid and non-assessable.

Preferred Stock

Our certificate of incorporation authorizes the issuance of up to 10,000,000 shares of preferred stock. None of such Preferred Stock has been designated or issued. Our Board of Directors is authorized to issue shares of Preferred Stock from time to time in one or more series and, subject to the limitations contained in the certificate of incorporation and any limitations prescribed by law, to establish and designate any such series and to fix the number of shares and the relative conversion rights, voting rights and terms of redemption (including sinking fund provisions) and liquidation preferences. If shares of Preferred Stock with voting rights are issued, such issuance could affect the voting rights of the holders of the Common Stock by increasing the number of outstanding shares having voting rights, and by the creation of classes or series of voting rights. If the Board of Directors authorizes the issuance of shares of Preferred Stock with conversion rights, the number of shares of Common Stock outstanding could potentially be increased by up to the authorized amount. Issuances of shares of Preferred Stock could, under certain circumstances, have the effect of delaying or preventing a change of control of the Company and may adversely affect the rights of holders of Common Stock. Also, any Preferred Stock could have preferences over the Common Stock (and other series of Preferred Stock) with respect to dividends and liquidation rights.

Dividends

We have not declared any cash dividends to date. We have no present intention of paying any cash dividends on our common stock in the foreseeable future, as we intend to use earnings, if any, to generate growth. The payment of dividends, if any, in the future, rests within the discretion of our Board of Directors and will depend, among other things, upon our earnings, capital requirements and our financial condition, as well as other relevant factors. There are no restrictions in our Certificate of Incorporation or Bylaws that restrict us from declaring dividends.

Registration Rights

In connection with the (i) Share Exchange Agreement consummated on April 10, 2007, and (ii) our private placements completed on August 21, 2007 and October 25, 2007, we have granted the holders of our outstanding equity interests registration rights with respect to an aggregate of 10,032,000 shares.

Shares Eligible for Future Sale

Future sales of a substantial number of shares of our common stock in the public market could adversely affect market prices prevailing from time to time. Under the terms of this offering, the shares of common stock offered may be resold without restriction or further registration under the Securities Act of 1933, except that any shares purchased by our “affiliates,” as that term is defined under the Securities Act, may generally only be sold in compliance with Rule 144 under the Securities Act.

Indemnification of Officers and Directors

Section 145 of the Delaware General Corporation Law provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with various actions, suits or proceedings, whether civil, criminal, administrative or investigative other than an action by or in the right of the corporation, a derivative action, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, if they had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses including attorneys’ fees incurred in connection with the defense or settlement of such actions, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification rights that may be granted by a corporation’s certificate of incorporation, bylaws, agreement,  vote of shareholders, or disinterested directors or otherwise.

Our Certificate of Incorporation provides that it will indemnify and hold harmless, to the fullest extent permitted by Section 145 of the Delaware General Corporation Law, as amended from time to time, each person that such section grants us the power to indemnify.

The Delaware General Corporation Law permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its shareholders for monetary damages for breach of fiduciary duty as a director, except for liability for:

•	any breach of the director’s duty of loyalty to the corporation or its shareholders;

•	acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	payments of unlawful dividends or unlawful stock repurchases or redemptions; or

•	any transaction from which the director derived an improper personal benefit.

Our Certificate of Incorporation provides that, to the fullest extent permitted by applicable law, none of our directors will be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director. Any repeal or modification of this provision will be prospective only and will not adversely affect any limitation, right or protection of a director of our company existing at the time of such repeal or modification.

Holders

As of January 11, 2008, we had 62 registered holders of our common stock. The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

Transfer Agent

The transfer agent of our common stock is Fidelity Transfer Company, 1800 S. West Temple, Suite 301, Salt Lake City, UT 84115 Phone: 801-484-7222 Fax: 801-466-4122.

Anti-Takeover Measures

The Company’s Certificate of Incorporation and Bylaws contain provisions that could discourage potential takeover attempts and prevent shareholders from changing the Company’s management. The Certificate of Incorporation provides for the issuance of up to 10,000,000 shares of Preferred Stock. The Bylaws provide that certain vacancies on the Board of Directors shall be filled only by a majority of the remaining directors then in office.  Please refer to “Management.”

Selling Shareholders

The following table presents information regarding the Selling Shareholders. As used in this prospectus, the term “Selling Shareholders” includes pledgees, transferees or other successors-in-interest selling shares received from the Selling Shareholders as pledgors, assignees, borrowers or in connection with other non-sale-related transfers after the date of this prospectus.  In the event one or more successors to any Selling Shareholder named in this prospectus is able to use this prospectus to re-sell securities, we will file a prospectus supplement to name such successor or successors. The percentage of outstanding shares beneficially owned is based on 41,165,000 shares issued and outstanding at January 11, 2008. Information with respect to beneficial ownership is based upon information provided to us by the Selling Shareholders. Except as may be otherwise described below, to the best of our knowledge, the named Selling Shareholder beneficially owns and has sole voting and investment authority as to all of the shares set forth opposite his/her name.

Name of Selling Stockholder	Total Shares Owned Prior to the Offering	Number of Shares Included in Prospectus	Total Shares Owned After the Offering	Approximate Percentage of Outstanding Shares
Barnabas Fejes	150,000	75,000	75,000	*
Gabor Bartko	150,000	75,000	75,000	*
Brigitta Kunne Besenyei (1)	1,000,000	300,000	700,000	*
Zsolt Blaschek	150,000	75,000	75,000	*
Jozsef Cziegler	750,000	750,000	0	0%
Imre Eotvos	100,000	25,000	75,000	*
Mariann Erdiczky	20,000	20,000	0	0%
Zsolt Eross	75,000	75,000	0	0%
Gabor Foldes	100,000	50,000	50,000	*
Paul Greco (2)	250,000	125,000	125,000	*
Gene Guhne (3)	1,000,000	250,000	750,000	1.8%
Tamas Horvath	50,000	50,000	0	0%
Balazs Kovacs	500,000	250,000	250,000	*
Erika Kira Kiraly	50,000	50,000	0	0%
Noemi Kiss	50,000	50,000	0	0%
Laszlo Janos Kiss	50,000	50,000	0	0%
Gabor Kolossvary (4)	100,000	50,000	50,000	*
Daniel Kun, Jr. (5)	16,580,000	1,500,000	15,080,000	36.6%
Daniel Kun, Sr. (6)	16,580,000	1,000,000	15,580,000	37.8%
Maria Makay	50,000	50,000	0	0%
Imre Kalmar Nagy	100,000	50,000	50,000	*
Judit Remenyik	500,000	200,000	300,000	*
Eva Rozsnyay (7)	500,000	200,000	300,000	*
Viktor Rozsnyay (8)	12,150,000	1,500,000	10,625,000	25.8%
Janos Salca (9)	50,000	50,000	0	0%
Viktor Salca (10)	50,000	50,000	0	0%
Joseph Sierchio (11)	250,000	125,000	125,000	*
Magdolna Nagyne Sulya (12)	500,000	200,000	300,000	*
Aniko Horvath Tamasne Szocs	50,000	50,000	0	0%
Attila Toth	150,000	75,000	75,000	*
Gabriella Kissné Vályi	50,000	50,000	0	0%
Mihaly Zala (13)	250,000	50,000	200,000	*
Charles Machin (14)	75,000	50,000	25,000	*
Gabor Szilagyi, Dr. (15)	175,000	75,000	50,000	*
Balazs Szeneczey	75,000	75,000	0	0%
Attila Kaldi	75,000	75,000	0	0%
Zoltan Bor	75,000	75,000	0	0%
Gabor Vissi	75,000	75,000	0	0%
Judit Kunne Kirchner (16)	75,000	75,000	0	0%
Berta Olah	150,000	150,000	0	0%
Jozsef Bihari	300,000	300,000	0	0%
Gergely Laskovics	75,000	75,000	0	0%
Peter Szemerei	150,000	150,000	0	0%
Balint Bogar	375,000	375,000	0	0%
Sandor Miko	150,000	150,000	0	0%
Endre Nagy Tibor	75,000	75,000	0	0%
Jozsef Horvath Csaba	150,000	150,000	0	0%
Viktor Nemeth	75,000	75,000	0	0%
Gabor Kuszko	75,000	75,000	0	0%
Imre Dusik	75,000	75,000	0	0%
Istvan Ullman	75,000	75,000	0	0%
Laszlo Pasztor B.	75,000	75,000	0	0%
Balazs Breyer	8,000	8,000	0	0%
Tamas Varga	24,000	24,000	0	0%
TIbor Zombory	32,000	32,000	0	0%
Laszlo Toth	24,000	24,000	0	0%
Gabor Piriczki	8,000	8,000	0	0%
Tamas Farkas	8,000	8,000	0	0%
Ildiko Rozsa	250,000	100,000	150,000	*
Sandorne Juhasz	11,000	8,000	3,750	*
Szilvia Toth	100,000	50,000	50,000	*
Total	38,665,000 (17)	10,032,000

* less than 1%

(1)            Brigitta Besenyei Kunne is the wife of Daniel Kun Jr., one of our officers.

(2)            Paul Greco is a principal of Sierchio Greco & Greco, LLP our former legal counsel.

(3)            Gene Guhne is a consultant to the Company.

(4)            Gabor Kolossvary is a business consultant to us.

(5)            Daniel Kun Jr. is one of our officers.

(6)            Daniel Kun Sr. is the father of Daniel Kun Jr., one of our officers.

(7)            Eva Rozsnyay is the sister of Viktor Rozsnyay, one of our officers and our sole Director.

(8)            Viktor Rozsnyay is one of our officers and our sole Director.

(9)            Janos Salca is an inventor of our RiverPower technology.

(10)          Viktor Salca is an inventor of our RiverPower technology.

(11)          Joseph Sierchio is a principal of Sierchio Greco & Greco, LLP our former legal counsel.

(12)          Magdolna Nagyne Sulya is the mother of Viktor Rozsnyay, one of our officers and sole Director.

(13)          Mihaly Zala is one of our officers.

(14)          Charles Machin is a business consultant to us.

(15)          Gabor Szilagyi is the legal council of our wholly owned Hungarian subsidiary, Vidatech Kft.

(16)          Judit Kunne Kirchner is the wife of Daniel Kun, Sr., father of Daniel Kun, Jr., who is one of our officers.

(17)          Daniel Kun, Sr. and Daniel Kun, Jr. are each deemed to own 16,580,000 shares, based on Mr. Kun Sr.’s ownership of 2,550,000 shares of our stock and Mr. Kun, Jr.’s ownership of 14,030,000 shares of our stock.  The total number of shares has been adjusted to reflect the actual total number of shares held by the selling security holders.

Except as set forth above, none of the Selling Shareholders is our affiliate or, except for their share ownership, has any other relationship with us. Selling Shareholders who are affiliates may resell the Shares owned by them and registered pursuant to the registration statement of which this prospectus is part, only pursuant to Rule 144 but without regard to the one year hold requirement.

The Selling Shareholders may offer and sell, from time to time, any or all of our common stock issued to them. Because the Selling Shareholders may offer all or only some portion of the 10,032,000 shares of common stock registered, no exact number can be given as to the amount or percentage of these shares of common stock that will be held by the Selling Shareholders upon termination of the offering. We can only make estimates and assumptions. The number of shares listed in the category entitled “Percentage of Issued and Outstanding Shares Owned After the Offering,” in the table above, represent an estimate of the number of shares of common stock that will be held by the Selling Shareholders after the offering. To arrive at this estimate, we have assumed that the Selling Shareholders will sell all of the shares to be registered pursuant to this offering. Please refer to “Plan of Distribution.”

Other than the relationships described in the table and footnotes, none of the Selling Shareholders had or have any material relationship with our company or any of its affiliates within the past three years. None of the Selling Shareholders is a broker-dealer or an affiliate of a broker-dealer.

We may require the selling shareholders to suspend the sales of the securities offered by this prospectus upon the occurrence of any event that makes any statement in this prospectus or the related registration statement untrue in any material respect or that requires the changing of statements in these documents in order to make statements in those documents not misleading.

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on October 30, 2007.

Plan Of Distribution

All of the shares owned by the Selling Shareholders will be registered by the registration statement of which this prospectus is a part. The Selling Shareholders may sell some or all of their shares immediately after the declaration of effectiveness of this registration statement. Until our shares of common stock are quoted on the OTC Bulletin Board or other stock exchange, if ever, the Selling Shareholders will from time to time sell their shares pursuant to this prospectus only at the registered price of $2.50; the sales may be made by themselves or through pledgees, donees, transferees, successors in interest, brokers, dealers or underwriters. Brokers, dealers or underwriters may act solely as agents or may acquire shares as principals.

Selling Shareholders and any broker-dealer that acts in connection with the sale of shares of our common stock hereunder may be deemed to be “underwriters” within the meaning of Section 2(a)(11) of the Securities Act. Any commissions received by such broker-dealers and any profit on the resale of the shares of our common stock sold by them while acting as principals might be deemed to be underwriting discounts or commissions under the Securities Act. The Selling Shareholders may agree to indemnify any agent, dealer or broker-dealer that participates in transactions involving sales of our common stock against certain liabilities, including liabilities arising under the Securities Act.

Because each of the Selling Shareholders may be deemed to be an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act, the Selling Shareholders will be subject to prospectus delivery requirements of the Securities Act.

If and after our shares of common stock are quoted on the OTC Bulletin Board or other stock exchange, the selling security holders may sell at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices or at fixed prices, which may be changed. The distribution of the shares may be effected in one or more of the following methods:

•	ordinary brokers transactions, which may include long or short sales;

•	transactions involving cross or block trades on any securities or market where our common stock is trading;

•
purchases by brokers, dealers or underwriters as principal and resale by such purchasers for their own accounts pursuant to this prospectus, “at the market” to or through market makers or into an existing market for the common stock;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents,

•	through transactions in options, swaps or other derivatives (whether exchange listed or otherwise); or

•	any combination of the foregoing.

In addition, the Selling Shareholders may enter into hedging transactions with broker-dealers who may engage in short sales, if short sales were permitted, of shares in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also enter into option or other transactions with broker-dealers that require the delivery by such broker-dealers of the shares, which shares may be resold thereafter pursuant to this prospectus.

The Selling Shareholders have advised us that they have not entered into agreements, understandings or arrangements with any underwriters or broker-dealers regarding the sale of their shares. The Selling Shareholders do not have an underwriter or coordinating broker acting in connection with the proposed sale of our common stock. There is no over-allotment option and no shares will be sold by us.

The Selling Shareholders may sell their shares directly to purchasers or to or through broker-dealers, which may act as agents or principals. These broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders. They may also receive compensation from the purchasers of our common stock for whom such broker-dealers may act as agents or to whom they sell as principal, or both (which compensation as to a particular broker-dealer might be in excess of customary commissions).

Brokers, dealers, underwriters or agents participating in the distribution of the shares may receive compensation in the form of discounts, concessions or commissions from the Selling Shareholders and/or the purchasers of shares for whom such broker-dealers may act as agent or to whom they may sell as principal, or both (which compensation as to a particular broker-dealer may be in excess of customary commissions). Because the Selling Shareholders and any broker-dealers acting in connection with the sale of the shares hereunder may be deemed to be underwriters within the meaning of Section 2(11) of the Securities Act, and any commissions received by them and any profit realized by them on the resale of shares as principals may be deemed underwriting compensation under the Securities Act. The amount of such compensation cannot be estimated at this time. We know of no existing arrangements between the Selling Shareholders and any other stockholder, broker, dealer, underwriter or agent relating to the sale or distribution of the shares.

We have informed the Selling Shareholders that the anti-manipulation rules of the Commission, including Regulation M promulgated under the Securities Exchange Act of 1934 will apply to its sales in the market, and we have informed the other Selling Shareholders that these anti-manipulation rules may apply to their sales in the market.

Regulation M may limit the timing of purchases and sales of any of the shares of our common stock by the Selling Shareholders and any other person distributing our common stock. The anti-manipulation rules under the Securities Exchange Act of 1934 may apply to sales of shares of our common stock in the market and to the activities of the Selling Shareholders and their affiliates. Furthermore, Regulation M of the Securities Exchange Act may restrict the ability of any person engaged in the distribution of shares of our common stock to engage in market-making activities with respect to the particular shares of common stock being distributed for a period of up to five business days prior to the commencement of such distribution. All of the foregoing may affect the marketability of our common stock and the ability of any person or entity to engage in market-making activities with respect to our common stock.

Rules 101 and 102 of Regulation M under the Securities Exchange Act of 1934, among other things, generally prohibit certain participants in a distribution from bidding for or purchasing for an account in which the participant has a beneficial interest, any of the securities that are the subject of the distribution. Rule 104 of Regulation M governs bids and purchases made to stabilize the price of a security in connection with a distribution of the security.

The Selling Shareholders also may resell all, or a portion, of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

The Selling Shareholders will pay all commissions, transfer taxes and other expenses associated with their sales. The shares offered hereby are being registered pursuant to our contractual obligations, and we have agreed to pay the expenses of the preparation of this prospectus.

If necessary due to a transfer of shares from the persons listed in this registration statement as Selling Shareholders to a third party, we will file a supplement to this prospectus pursuant to Rule 424(b) of Regulation C.

To the extent required under the Securities Act, a post effective amendment to this registration statement will be filed, disclosing, the name of any broker-dealers, the number of shares of common stock involved, the price at which the common stock is to be sold, the commissions paid or discounts or concessions allowed to such broker-dealers, where applicable, that such broker-dealers did not conduct any investigation to verify the information set out in this prospectus and other facts material to the transaction. In addition, a post-effective amendment to this registration statement will be filed to include any additional or changed material information with respect to the plan of distribution not previously disclosed herein.

We will not receive any proceeds from the sale of the shares of the Selling Shareholders pursuant to this prospectus. All expenses of the registration statement (estimated to be approximately $55,980 in the aggregate) including, but not limited to, legal, accounting, printing and mailing fees are and will be borne by us. Any commissions, discounts or other fees payable to brokers or dealers in connection with any sale of the shares of common stock will be borne by the Selling Shareholders, the purchasers participating in such transaction, or both.

We and the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations under it, including, without limitation, Rule 10b-5. We have informed the Selling Shareholders that certain anti-manipulative rules contained in Regulation M under the Securities Exchange Act of 1934 may apply to their sales in the market and have furnished the Selling Shareholders with a copy of such rules and have informed them of the need for delivery of copies of this prospectus. The Selling Shareholders may also use Rule 144 under the Securities Act to sell the shares if they meet the criteria and conform to the requirements of such rule.

The Selling Shareholders may, from time to time, sell all or a portion of the shares of common stock on any market upon which the common stock may be quoted, in privately negotiated transactions or otherwise. Although we are not presently qualified for public quotation, we intend to qualify our shares for quotation on the OTC Bulletin Board following the declaration of effectiveness of this prospectus. In order to do this, we must find a market maker who will file a Form 15c-211 that will allow him to make a market in our shares of common stock. At the date hereof, we are not aware that any market maker has any such intention. We cannot provide our investors with any assurance that our common stock will be traded on the OTC Bulletin Board or, if traded, that a public market will materialize. Any shares of common stock covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act, as amended, may be sold under Rule 144 rather than pursuant to this prospectus.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR
SECURITIES ACT LIABILITIES

Our directors and officers are indemnified by our bylaws against amounts actually and necessarily incurred by them in connection with the defense of any action, suit or proceeding in which they are a party by reason of being or having been our directors or officers or of our subsidiaries. Our articles of incorporation provide that none of our directors or officers shall be personally liable for damages for breach of any fiduciary duty as a director or officer involving any act or omission of any such director or officer. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to such directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by such director, officer or controlling person in the successful defense of any action, suit or proceeding, is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Legal Matters

The validity of the issuance of the common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York.

Experts

Our financial statements for the period from April 26, 2006 (date of inception) to December 31, 2006 appearing elsewhere in this prospectus and registration statement have been audited by BDO Kontroll Ltd., and are included in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

Where You Can Find Additional Information

We are currently required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our filings with the SEC may be inspected and copied at the Public Reference Room maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov. Copies of such material can be obtained from the public reference section of the SEC at prescribed rates.

We also make available our annual reports, free of charge, on our website at www.powerofthedream.com. Information on our website is not part of this Prospectus and should not be considered as such when making your investment decision.

POWER OF THE DREAM VENTURES, INC. (formerly TIAV, Inc.)
(A Development Stage Company)

INDEX TO FINANCIAL STATEMENTS

PAGE
Unaudited Condensed Consolidated Balance Sheet as of September 30, 2007	F-2
Unaudited Condensed Consolidated Statement of Operations for the Three Months Ended September 30, 2007 and September 30, 2006, the Nine Months Ended September 30, 2007 and September 30 2006 and the period from April 26, 2006 (Inception) to September 30, 2007
F-3
Unaudited Condensed Consolidated Statements of Stockholders Equity and comprehensive income for the Nine Month Period Ended September 30, 2007	F-4
Unaudited Condensed Consolidated Statement of Cash Flows for the Nine Months Ended September 30, 2007 and the period from April 26, 2006 (Inception) to September 30, 2007	F-5
Notes to unaudited Condensed Consolidated Financial Statements	F-6
Report of BDO Kontroll Ltd.	F-16
Statement of Operations for the period from April 26, 2006 (Inception) to December 31, 2006	F-17
Balance Sheet as of December 31, 2006	F-18
Statement of Comprehensive Income for the period from April 26, 2006 (Inception) to December 31, 2006	F-19
Statement of Stockholders’ Equity for the period from April 26, 2006 (Inception) to December 31, 2006	F-20
Statement of Cash Flows for the Period from April 26, 2006 (Inception) to December 31, 2006	F-21
Notes to Financial Statements	F-22

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED BALANCE SHEET (UNAUDITED)

	Notes	September 30, 2007

ASSETS

Current Assets
Cash		$375,227
Other receivables	3	50,090
Inventories	5	4,364
Total Current Assets		429,681

Fixed assets, net	6	328,557
Deposit towards capital lease assets		45,514
Total Assets		$803,752

LIABILITIES

Current Liabilities
Accounts payable and accrued liabilities		$87,266
Capital leases payable, current portion	8	33,800
Note payable	7	250,000
Total Current Liabilities		371,066

Long term liabilities
Capital leases payable, less current portion	8	158,842
Total Long Term Liabilities		158,842

Stockholders’ Equity
Preferred stock, $0.0001 par value, 10,000,000 shares authorized, -0- issued
Common stock, $.0001 par value; 250,000,000 shares authorized, 40,025,000 shares issued and outstanding	9	4,003
Additional Paid-In Capital		1,596,583
Deficit accumulated during development stage		(1,038,009)
Other Comprehensive Income		836
Unearned Compensation		(289,569)
Total Stockholders’ Equity		273,844

Total liabilities and stockholders’ equity		$803,752

The accompanying notes are an integral part of these condensed consolidated financial statements.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Notes	Three Months ended September 30, 2007	Three Months ended September 30, 2006	Nine months ended September 30, 2007	Nine Months ended September 30, 2006	For the Period from April 26, 2006 (date of inception) to September 30, 2007

Net Sales		$-	$-	$-	$-	$5,833
Cost of Sales		-	-	-	-	(3,711)
Gross margin		-	-	-	-	2,122

Materials and services		10,627	513	13,123	513	15,978
General administration		247,863	15,970	577,335	17,408	608,084
Research and development	5	58,025	-	92,025	-	92,025
Personnel expenses		8,472	-	8,472	-	8,472
Depreciation and amortization	6	15,671	1,990	18,427	1,990	21,483
Other expenses, net		1,453	4,969	7,317	4,969	13,318
Operating expenses		342,111	23,442	716,699	24,880	759,360

Loss from operations		(342,111)	(23,442)	(716,699)	(24,880)	(757,238)

Interest expense and exchange losses		(25,425)	-	(30,008)	-	(30,008)
Loss before provision (benefit) for income taxes		(367,536)	(23,442)	(746,707)	(24,880)	(787,246)

Provision (benefit) for income taxes		-	2,747	(5,439)	2,977	-

Net loss		$(367,536)	$(20,695)	$(752,146)	$(21,903)	$(787,246)
Basic and Diluted loss per share		$(0.01)	$(0.00)	$(0.02)	$(0.0)

Weighted average number of shares outstanding – Basic and diluted		40,025,000	33,300,000	36,859,615	33,300,000

The accompanying notes are an integral part of these condensed consolidated financial statements.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY AND COMPREHENSIVE INCOME (UNAUDITED)

	Common Stocks		Accumulated Deficit During Developmental Stage	Additional Paid In Capital	Other Comprehensive Income/(Loss)	Unearned Compensation	Total	Comprehensive Income/ (Loss)
	Shares	Amount
Issuance of common stock	33,300,000	$3,330		$10,670			$14,000
Contributed Capital				96,100			96,100
Net loss for the period			$(35,100)				(35,100)	(35,100)
Currency Translation Adjustment					$4,151		4,151	4,151
Balance at December 31, 2006	33,300,000	3,330	(35,100)	106,770	4,151		79,151	(30,949)
Contributed Capital				53,735			53,735
Common shares issued for liabilities in excess of assets received in Reverse Merger on April 10, 2007 (See Note 1)	2,500,000	250	(250,763)				(250,513)
Private placement of shares at $0.34 per share (See Note 9)	2,250,000	225		764,775			765,000
Shares issued for services at $0.34 per share (See Note 9)	1,875,000	188		637,313		$(467,501)	170,000
Shares issued for research and development at $0.34 per share (See Note 9)	100,000	10		33,990			34,000
Amortization of Unearned Compensation						177,932	177,932
Net loss for the period			(752,146)					(752,146)
Currency Translation Adjustment					(3,315)		(3,315)	(3,315)
Balance at September 30, 2007 (unaudited)	40,025,000	$4,003	$(1,038,009)	$1,596,583	$836	$(289,569)	$273,844	(755,461)

The accompanying notes are an integral part of these condensed consolidated financial statements.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Nine months ended September 30, 2007	For the period April 26, 2006 (date of inception) to September 30, 2007
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$752,146	$787,246
Adjustments to reconcile net loss to net cash used in operating activities:
Non cash share based compensation	177,932	177,932
Issue of shares for legal services	170,000	170,000
Issue of shares for research and development	34,000	34,000
Depreciation and amortization	18,427	21,483

Changes in operating assets and liabilities:
Increase in inventories	-	(4,028)
Increase in other current assets	(9,768)	(50,090)
Decrease in deferred tax assets	5,439	-
Increase in accounts payable and accrued liabilities	74,512	86,754

Net cash used in operating activities	(281,604)	(351,195)

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of fixed assets	(141,422)	(158,884)
Deposit towards capital lease assets	(45,514)	(45,514)
Net cash used in investing activities	(186,936)	(204,398)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of loans from stockholders	53,735	149,835
Proceeds from sale of common stock	765,000	779,000
Net cash from financing activities	818,735	928,835

Effect of exchange rate changes on cash	(3,703)	1,985

Net increase in cash	346,492	375,227

Cash at beginning of period	28,735	-

Cash at end of period	$375,227	$375,227

Supplemental disclosure of cash flow information:
Non-cash investing and financing transactions
Issuance of shares for services	$671,501	$671,501
Issuance of shares for liabilities assumed in excess of assets under reverse merger	$250,513	$250,513
Purchase of fixed assets through the assumption of capital lease obligations	$192,642	$192,642

Cash paid for:
Interest	$2,589	$2,589
Taxes	-	-

The accompanying notes are an integral part of these condensed consolidated financial statements.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 1 -           GENERAL INFORMATION

Power of the Dream Ventures, Inc., f/k/a “Tia V, Inc.” (“PDV” or the “Company”) was incorporated in Delaware on August 17, 2006, with the objective to acquire, or merge with, an operating business.

Reverse merger

PDV entered into and consummated a Securities Exchange Agreement (“Exchange Agreement”) on April 10, 2007. Under the terms of the Exchange Agreement, PDV acquired all the outstanding equity interests of Vidatech, Kft. (also known as Vidatech Technological Research and Development LLC) a limited liability company formed under the laws of the Republic of Hungary, (“Vidatech”) in exchange for 33,300,000 shares of PDV’s common stock, and Vidatech thereby became a wholly-owned Hungarian subsidiary of PDV. PDV is governed by the law of the State of Delaware, and its wholly-owned subsidiary, Vidatech, is governed by the law of the Republic of Hungary. PDV and Vidatech are herein collectively referred to as the “Company.”

Following the acquisition the former stockholders of Vidatech owned a majority of the issued and outstanding common stock of PDV and the management of Vidatech controlled the Board of Directors of PDV and its wholly-owned Hungarian subsidiary Vidatech. Therefore the acquisition has been accounted for as a reverse merger (the “Reverse Merger”) with Vidatech as the accounting acquirer of PDV. The accompanying condensed consolidated financial statements of the Company reflect the historical results of Vidatech, and the condensed consolidated results of operations of PDV subsequent to the acquisition date. In connection with the Exchange Agreement, PDV adopted the fiscal year end of Vidatech as December 31.

All reference to shares and per share amounts in the accompanying condensed consolidated financial statements have been restated to reflect the aforementioned shares exchange.

Business

The Company is engaged in the acquisition, development, licensing and commercialization of and the investment in, directly or through business acquisitions, technologies developed in Hungary. In furtherance of its business, the Company provides research and development services to the companies, inventors from whom it acquires technologies or participation interests in technologies. A goal of the Company is to support research and development activities and to sell the products of inventions to the technological market.

From inception through September 30, 2007, the Company primarily focused on the raising of capital. As of September 30, 2007, the Company acquired six technologies, TothTelescope, RiverPower and the Kalmar inventions (fire-proofing Liquid, technology for utilizing communal waste as a concrete additive and technology for repairing potholes with the use of recycled plastics) and an equity interest in ‘in4 Kft’, a company formed to develop next generation semantic internet based search engine technology. All of these technologies are still in the development stage (see Note 5). As of September 30, 2007, the Company has only realized limited revenues from the TothTelescope project and has not realized any revenues from the other inventions. As a result, the accompanying condensed consolidated financial statements have been presented on a development stage basis.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Basis of presentation

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company pursuant to the rules and regulations of the SEC. Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information have been condensed or omitted pursuant to such rules and regulations. In the opinion of management, the accompanying condensed financial statements include all adjustments (consisting of normal recurring accruals) considered necessary to make the financial statements not misleading as of and for the period ended September 30, 2007 and for the period from April 26, 2006 (date of inception) to September 30, 2007. Operating results for the three and nine month periods ended September 30, 2007 are not necessarily indicative of the results that may be expected for the year ending December 31, 2007.

For further information, refer to the financial statements and footnotes thereto included in the Company’s filing on Form 8-K, as filed on April 16, 2007 with the SEC and as amended on August 30, 2007.

Going Concern and Management’s Plan

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate the continuation of the Company as a going concern and assume realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred losses from operations since inception. Management anticipates incurring additional losses in 2007. Further, the Company may incur additional losses thereafter, depending on its ability to generate revenues from the licensing or sale of its technologies and products, or to enter into any or a sufficient number of joint ventures. The Company has minimal revenue to date. There is no assurance that the Company can successfully commercialize any of its technologies and products and realize any revenues therefrom. The Company’s technologies and products have never been utilized on a large-scale commercial basis and there is no assurance that any of its technologies or products will receive market acceptance. There is no assurance that the Company can continue to identify and acquire new technologies.

Since inception through September 30, 2007, the Company had an accumulated deficit of $1,038,009 and net cash used in operations of $351,195. Management believes the Company can raise adequate capital to keep the Company functioning through September 30, 2008. However, no assurance can be given that the Company can obtain additional working capital, or if obtained, that such funding will not cause substantial dilution to shareholders of the Company. If the Company is unable to raise additional funds, it may be forced to change or delay its contemplated marketing and business plan. Being a development stage company, the Company is subject to all the risks inherent in the establishment of a new enterprise and the marketing and manufacturing of a new product, many of which risks are beyond the control of the Company. All of the factors discussed above raise substantial doubt about the Company’s ability to continue as a going concern.

These unaudited condensed consolidated financial statements do not include any adjustments relating to the recoverability of recorded asset amounts that might be necessary as a result of the above uncertainty.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies adopted in preparation of the condensed consolidated financial statements are set out below.

Principles of Consolidation

The unaudited condensed consolidated financial statements include the accounts of PDV and its wholly-owned Hungarian subsidiary, Vidatech. All significant intercompany accounts and transactions have been eliminated in consolidation.

Use of Estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect amounts reported herein. Management believes that such estimates, judgments and assumptions are reasonable and appropriate. However, due to the inherent uncertainty involved, actual results may differ from those based upon management’s judgments, estimates and assumptions. Critical accounting policies requiring the use of estimates are depreciation and amortization and share-based payments.

Revenue Recognition:

Sales are recognized when there is evidence of a sales agreement, the delivery of the goods or services has occurred, the sales price is fixed or determinable and collectibility is reasonably assured, generally upon shipment of product to customers and transfer of title under standard commercial terms. Sales are measured based on the net amount billed to a customer. Generally there are no formal customer acceptance requirements or further obligations.  Customers do not have a general right of return on products shipped therefore no provisions are made for return.

Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are stated at historical value, which approximates fair value. The Company does not require collateral for accounts receivable. Accounts receivable are reduced by an allowance for amounts that may be uncollectible in the future. This estimated allowance is determined by considering factors such as length of time accounts are past due, historical experience of write offs, and customers’ financial condition.

Inventories:

Inventories are stated at the lower of cost, determined based on weighted average cost or market. Inventories are reduced by an allowance for excess and obsolete inventories based on management’s review of on-hand inventories compared to historical and estimated future sales and usage.

Fixed assets:

Fixed assets are stated at cost or fair value for impaired assets. Depreciation and amortization is computed principally by the straight-line method. Asset amortization charges are recorded for long lived assets. In the related periods, no asset impairment charges were accounted for.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Depreciation is recorded commencing the date the assets are placed in service and is calculated using the straight line basis over their estimated useful lives.

The estimated useful lives of the various classes of long-lived assets are approximately 3-7 years.

Pensions and Other Post-retirement Employee benefits:

In Hungary, pensions are guaranteed and paid by the government or by pension funds, therefore no pensions and other post-retirement employee benefit costs or liabilities are to be calculated and accounted by the Company.

Product warranty:

The Company accrues for warranty obligations for products sold based on management estimates, with support from sales, quality and legal functions, of the amount that eventually will be required to settle such obligations. At September 30, 2007, the Company had no warranty obligations in connection with the products sold.

Advertising costs:

Advertising and sales promotion expenses are expensed as incurred.

Research and development and Investment and Advances to Non-Consolidated Entities:

In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 2 “Accounting for Research and Development Costs,” all research and development (“R&D”) costs are expensed when they are incurred, unless they are reimbursed under specific contracts. Assets used in R&D activity, such as machinery, equipment, facilities and patents that have alternative future use either in R&D activities or otherwise are capitalized. In connection with investments and advances  in development-stage technology entities in which the company owns or controls less than a 50% voting interest, (see Note 5) where repayment from such entity is based on the results of the research and development having future economic benefit, the investment and advances are accounted for as costs incurred by the Company as research and development in accordance with SFAS No. 68 “Research and Development Arrangements”.

Income taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Valuation allowances are provided against deferred tax assets to the extent that it is more likely than not that the deferred tax assets will not be realized.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Comprehensive Income (Loss):

SFAS No. 130, “Accounting for Comprehensive Income,” establishes standards for reporting and disclosure of comprehensive income and its components (including revenues, expenses, gains and losses) in a full set of general-purpose financial statements. The items of other comprehensive income that are typically required to be disclosed are foreign currency items, minimum pension liability adjustments, and unrealized gains and losses on certain investments in debt and equity securities. Accumulated other comprehensive income, at September 30, 2007 is $838.

Translation of Foreign Currencies:

The U.S. dollar is the functional currency for all of the Company’s businesses, except its operations in Hungary. Foreign currency denominated assets and liabilities for this unit is translated into U.S. dollars based on exchange rates prevailing at the end of each period presented, and revenues and expenses are translated at average exchange rates during the period presented. The effects of foreign exchange gains and losses arising from these translations of assets and liabilities are included as a component of equity, under other comprehensive income.

Loss per Share

Under SFAS No. 128, "Earnings Per Share," basic loss per common share is computed by dividing the loss applicable to common stockholders by the weighted average number of common shares assumed to be outstanding during the period of computation. Diluted loss per common share is computed using the weighted average number of common shares and, if dilutive, potential common shares outstanding during the period. There were no common stock equivalents or potentially dilutive securities outstanding during the three and nine month periods ended September 30, 2007 and 2006, respectively. Accordingly, the weighted average number of common shares outstanding for three and nine month periods ended September 30, 2007 and 2006, respectively, is the same for purposes of computing both basic and diluted net income per share for such periods.

Business Segment:

SFAS No. 131, “Disclosures About Segments of an Enterprise and Related Information,” establishes standards for the way public enterprises report information about operating segments in annual consolidated financial statements and requires reporting of selected information about operating segments in interim financial statements regarding products and services, geographical areas and major customers. The Company has determined that under SFAS No. 131, there are no operating segments since substantially all business operations, assets and liabilities are in Hungarian geographic segment.

Share-Based Payments:

In accordance with SFAS No. 123R “Share-Based Payment” all forms of share-based payment (“SBP”) awards including shares issued under employee stock purchase plans, stock options, restricted stock and stock appreciation rights result in a cost that is measured at fair value on the awards’ grant date, based on the estimated number of awards that are expected to vest. As the Company did not issue any employee SBP prior to September 30, 2007, there is no compensation cost recognized in the accompanied condensed consolidated financial statements.

The Company accounts for equity instruments issued to non-employees in accordance with the provisions of Emerging Issues Task Force (EITF) Issue No. 96-18, “Accounting for Equity Instruments That Are Issued to Other Than Employees for Acquiring, or in Conjunction with Selling, Goods or Services,” which requires that such equity instruments are recorded at their fair value on the measurement date. The measurement of stock-based compensation is subject to periodic adjustment as the underlying equity instrument vests. Non-employee stock-based compensation charges are amortized over the vesting period or period of performance of the services.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

Recent Accounting Pronouncements:

In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. FIN No. 48 is effective for the Company beginning in January 1, 2007.  The adoption of FIN 48 did not have a significant impact on the Company’s consolidated financial position, results of operation or cash flows.

In September 2006, the FASB issued SFAS 157, Fair Value Measurement. The new standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of SFAS 157 will have a material impact on its consolidated financial position, results of operation or cash flows.

In September 2006, the staff of the SEC issued Staff Accounting Bulletin (“SAB”) No. 108, which provides interpretive guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 becomes effective in fiscal 2007. Adoption of SAB 108 did not have a material impact on the Company’s consolidated financial position, results of operations or cash flows.

In February 2007, the FASB issued SFAS No. 159 “The Fair Value Option for Financial Assets and Financial Liabilities - Including an amendment of FASB Statement No. 115”, which permits entities to choose to measure many financial instruments and certain other items at fair value. The fair value option established by this Statement permits all entities to choose to measure eligible items at fair value at specified election dates. A business entity shall report unrealized gains and losses on items for which the fair value option has been elected in earnings at each subsequent reporting date. Adoption is required for fiscal years beginning after November 15, 2007. Early adoption is permitted as of the beginning of a fiscal year that begins on or before November 15, 2007, provided the entity also elects to apply the provisions of SFAS Statement No. 157, Fair Value Measurements. The Company is currently evaluating the expected effect of SFAS 159 on its consolidated financial statements and is currently not yet in a position to determine such effects.

NOTE 3 -           OTHER RECEIVABLES

September 30, 2007

VAT reclaimable	$41,364
Advances given	2,887
Other	5,839
Total	$50,090

NOTE 4 -           INVENTORY

At September 30, 2007, inventories contained semi-finished goods of approximately $4,000.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE 5 -           RESEARCH AND DEVELOPMENT (“R&D”)

In August, 2007, the Company entered into an agreement with two Hungarian individuals to establish In4 Kft (“in4). In4’s business is focused on software development and information technology purposes. The Company is a minority shareholder in in4 with 30% voting rights, which operates under independent management.

In August, 2007, the Company also entered into a loan commitment agreement with in4. According to the agreement the Company has committed a loan of approximately $271,000 to in4. The loan can be withdrawn by May 31, 2009. The loan bears interest at the Hungarian prime rate interest (7.50% at September 30, 2007). The purpose of the loan is to finance the development of an internet software called “eGlue”, a search engine and social network enabler based on semantic internet technology. According to the contract if the software is successfully developed, the outstanding amount of the loan and the related interest may be converted into equity in the associate for up to 40% voting rights. According to the agreement the members of the company are not entitled to receive dividends until May 31, 2009.

Since the repayment of loans, advances and other investment is contingent on the results of the R&D of eGlue having future economic benefit, management has expensed the Company’s investment in in4 of approximately $5,000 and loan to in4 of $30,531 as R&D in the accompanying condensed consolidated statements of operations, in accordance with SFAS No. 68 “Research and Development Arrangements”.

On 24 May, 2007, the Company entered into an Invention Transfer Agreement (“ITA”) with two Hungarian individuals (“Inventors”). The purpose of this agreement is for the inventors to transfer to the Company the exclusive right of utilising and patenting the invention, with the aim of the Company’s patenting the invention, having it registered as a patent in the patent registers and later on manufacturing or having the invention manufactured or utilising it in manufacturing processes in the course of the utilization of a potential patent. According to the agreement if in the future the Company re-transfers the exclusive right of utilization to a third party the Company is obligated to share the fees with the Inventors on a proportionate basis.

In connection with the ITA, the Company issued 100,000 shares of the Company’s common stock to the Inventors. These shares issuance were recorded at fair value of $0.34 per share in the total amount of $34,000. The cost of the related invention was recorded as research and development expense.

NOTE 6 -           FIXED ASSETS

Net property and equipment consisted of the followings at September 30, 2007:

September 30, 2007
Machinery and equipment	$65,885
Vehicles	250,774
Office equipment	24,802
Software and website registration rights	10,065
Total	351,526
Less: Accumulated depreciation and amortization	(22,969)
Net property and equipment	$328,557

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

The net book value of fixed assets under capital lease amount to $244,839 at September 30, 2007. Depreciation and amortization expense for three and nine-month periods ended September 30, 2007 was $15,671 and $18,427, respectively and $22,969 for the period from April 26, 2006 (date of inception) to September 30, 2007.

NOTE 7 -           NOTE PAYABLE

On April 10, 2007, in connection with reverse merger (See Note 1), the Company assumed a note payable of $250,000 to a former stockholder, Mary Passalaqua with one year maturity at April 5, 2008. As such note payable was issued immediately prior to the reverse merger, such issuance was recorded as additional compensation by the Company prior to the reverse merger.  Accordingly, such compensation is reflected in the accompanying condensed balance sheet as the accumulated deficit of the Company, and will not be reflected in the Statement of operations, as such compensation expense was structured as an expense prior to the recapitalization.  The note payable bears interest at the prime rate (7.75% at September 30, 2007). Interest expense in connection with such note amounted to $5,052 and $9,635 for the three and nine-month periods at September 30, 2007, and was accrued and included in accounts payable and accrued liabilities in the accompanying condensed consolidated balance sheet.

NOTE 8 -           CAPITAL LEASES PAYABLE

In August, 2007, the Company entered into capital lease agreements on 3 vehicles for management purposes. The maturity of the lease is 60 months and is denominated in CHF. Installments and interest is due on a monthly basis.

The following is a schedule by years of future minimum lease payments under capital leases together with the present value of the net minimum lease payments as of September 30, 2007:

For the year ending September 30	Amounts

2008	$48,532
2009	48,532
2010	48,532
2011	48,532
2012	40,443
Total minimum lease payments	234,571

Less: amounts representing interest	41,929

Present value of net minimum lease payments	192,642

Less: current portion	33,800

Long term liability	$158,842

NOTE 9 -           STOCKHOLDERS’ EQUITY

In May, 2006, the Company entered into a short term loan agreement with its Chief Executive Officer, Viktor Rozsnyay, for approximately $96,100 with a maturity of April 30, 2007. On December 28, 2006 Mr. Rozsnyay elected to forgive the loan.  The Company treated such forgiveness as a capital contribution, which is recorded as additional paid in capital.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

In March, 2007, the Company entered into a short term loan agreement with its Chief Financial Officer, Daniel Kun Jr., for approximately $53,735 with a maturity of March 31, 2007. On March 31, 2007 Mr. Kun elected to forgive the loan. The Company treated such forgiveness as a capital contribution, which is recorded as additional paid in capital.

On April 10, 2007, PDV entered into a reverse merger transaction with Vidatech. In connection with the merger 2,500,000 shares of PDV common stock remained outstanding and PDV issued 33,300,000 shares of its common stock for all the outstanding common stock of Vidatech. As a result of this transaction, the former stockholders of Vidatech became the controlling stockholders of PDV. Accordingly, the reverse merger has been accounted for as a recapitalization of Vidatech.

In June 2007, pursuant to a private placement under Regulation S of the Securities Act of 1933, as amended, the Company sold 2,250,000 shares of its common stocks at $0.34 per share for a total subscription receivable of $765,000. The Company also entered into a Registration Rights Agreement, pursuant to which it agreed that as soon as practicable from the Offering Termination Date, as defined in the Registration Rights Agreement, it would file a registration statement with the SEC covering the resale of the shares of the Company’s common stock that are issuable pursuant to this private placement. There are no stipulated damages outlined in the Registration Rights Agreement for failure to file within the agreed upon time frame. Under such agreement, the holder is entitled to exercise all rights granted by law, including recovery of damages under this agreement.

In June 2007, the Company entered into five consulting agreements with five consultants for 12 to 24 month periods. According to the agreements the consultants will provide general business consulting services. As consideration for such services, the Company issued an aggregate of 1,375,000 shares of the Company’s common stock. These share issuances were recorded at  $0.34 per share in the total amount of $467,501 in accordance with measurement date principles prescribed under EITF 96-18. The Company is amortizing the fair value of the shares over the term of the agreement to stock-based compensation expense, which amounted to $112,625 and $177,932 for the three and nine-month period ended September 30, 2007, respectively and $177,932 for the period from April 26, 2006 (date of inception) to September 30, 2007, in accordance with EITF 96-18.

In April 2007, the Company entered into an agreement with two professionals for legal services. According to the agreement the professionals provided legal services to the Company in 2007. In connection with these services, the Company issued to them 500,000 shares of the Company’s common stock. These share issuances were recorded at $0.34 per share in the total amount of $170,000 and the related expense was recorded under general administration.

In connection with the ITA (See Note 5), the Company issued 100,000 shares of the Company’s common stock to the Inventors. These shares issuance were recorded at fair value of $0.34 per share in the total amount of $34,000. The cost of the related invention was recorded as research and development expense.

NOTE 10 -           SUBSEQUENT EVENTS

In October 2007, pursuant to a private placement under Regulation S of the Securities Act of 1933, as amended, the Company sold 104,000 shares of its common stock at $2.50 per share for aggregate proceeds of $260,000. The Company also entered into a Registration Rights Agreement, pursuant to which it agreed that as soon as practicable from the Offering Termination Date, as defined in the Registration Rights Agreement, it would file a registration statement with the SEC covering the resale of the shares of the Company’s common stock that are issuable pursuant to this private placement. There are no stipulated damages outlined in the Registration Rights Agreement for failure to file within the agreed upon time frame. Under such agreement, the holder is entitled to exercise all rights granted by law, including recovery of damages under this agreement.

POWER OF THE DREAM VENTURES, INC. (formerly TIA V, Inc.)
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

On October 24, 2007, the Company entered into a restricted stock agreement with Ildiko Rozsa, who is to serve as the Chief Financial Officer of the Company. As part of the agreement Ms. Rozsa was granted 250,000 shares of the Company’s restricted common stock of which 100,000 shares are vested upon grant and 30,000 shares will vest quarterly, at the end of each quarter, so long as Ms. Rozsa is employed by the Company.  The Company estimates the total compensation cost of approximately $625,000 ($2.50 per share), at the fair value of such common shares issuance, based on the private placement of common shares that took place in October 2007, that will be recorded in accordance with measurement principles prescribed under SFAS No. 123(R). Accordingly, the Company will recognize approximately $325,000 and $300,000 as compensation expense during the year ended December 31, 2007 and 2008, respectively.

On October 1, 2007, the Company entered into a restricted stock agreement with Szilvia Toth, the Chief Accounting Officer of the Company. As part of the agreement Ms. Toth was granted 100,000 shares of restricted common stock of which 50,000 shares are vested upon grant and 10,000 shares will vest quarterly, at the end of each quarter, so long as Ms. Toth is employed by the Company.  The Company estimates the total compensation cost of approximately $250,000 ($2.50 per share), at the fair value of such common shares issuance, based on the private placement of common shares that took place in October 2007, that will be recorded in accordance with measurement principles prescribed under SFAS No. 123(R). Accordingly, the Company will recognize approximately $150,000 and $100,000 as compensation expense during the year ended December 31, 2007 and 2008, respectively.

On October 24, 2007, the Company entered into a restricted stock agreement with Mihaly Zala, the Chief Technology Officer of the Company. As part of the agreement Mr. Zala was granted 150,000 shares of restricted common stock, which will vest on equal installments of 30,000 shares quarterly, at the end of each quarter, so long as Mr. Zala is employed by the Company.  The Company estimates the total compensation cost of approximately $375,000 ($2.50 per share), at the fair value of such common shares issuance, based on the private placement of common shares that took place in October 2007, that will be recorded in accordance with measurement principles prescribed under SFAS No. 123(R). Accordingly, the Company will recognize approximately $75,000 and $300,000 as compensation expense during the year ended December 31, 2007 and 2008, respectively.

On October 24, 2007, the Company entered into a restricted stock agreement with Imre Eotvos, the Technology Assistant of the Company. As part of the agreement Mr. Eotvos was granted 25,000 shares of restricted common stock, which will vest on equal installments of 5,000 shares quarterly, at the end of each quarter, so long as Mr. Eotvos is employed by the Company.  The Company estimates the total compensation cost of approximately $62,500 ($2.50 per share), at the fair value of such common shares issuance, based on the private placement of common shares that took place in October 2007, that will be recorded in accordance with measurement principles prescribed under SFAS No. 123(R). Accordingly, the Company will recognize approximately $12,500 and $50,000 as compensation expense during the year ended December 31, 2007 and 2008, respectively.

On October 1, 2007, the Company entered into a restricted stock agreement with Sandorne Juhasz, who provides payroll accounting services to the Company on a subcontracting basis. As part of the agreement Ms. Juhasz was granted 11,000 shares of restricted common stock, of which 8,000 is will vest upon grant and 750 shares will vest quarterly, at the end of each quarter, so long as Ms. Juhasz is employed by to the Company.  The Company estimates the total compensation cost of approximately $27,500 ($2.50 per share), at the fair value of such common shares issuance, based on the private placement of common shares that took place in October 2007, that will be recorded in accordance with measurement principles prescribed under SFAS No. 123(R). Accordingly, the Company will recognize approximately $22,000 and $5,500 as compensation expense during the year ended December 31, 2007 and 2008, respectively.

On October 24, 2007, the Company entered into a restricted stock agreement with Daniel Kun, Jr., who is to serve as Secretary and Vice President of the company on a going forward basis. Previously Mr. Kun served as Secretary, Treasurer and Chief Financial Officer. As part of the agreement Mr. Kun was granted 250,000 shares of restricted common stock, which will vest on equal installments of 50,000 shares quarterly, at the end of each quarter, so long as Mr. Kun is employed by the Company.  The Company estimates the total compensation cost of approximately $625,000 ($2.50 per share), at the fair value of such common shares issuance, based on the private placement of common shares that took place in October 2007, that will be recorded in accordance with measurement principles prescribed under SFAS No. 123(R). Accordingly, the Company will recognize approximately $125,000 and $500,000 as compensation expense during the year ended December 31, 2007 and 2008, respectively.

On October 24, 2007, the Company entered into a restricted stock agreement with Viktor Rozsnyay, who is serving as President and Chief Executive Officer of the Company. As part of the agreement Mr. Rozsnyay was granted 250,000 shares of restricted common stock, which will vest on equal installments of 50,000 shares quarterly, at the end of each quarter, so long as Mr. Rozsnyay is employed by the Company.  The Company estimates the total compensation cost of approximately $625,000 ($2.50 per share), at the fair value of such common shares issuance, based on the private placement of common shares that took place in October 2007, that will be recorded in accordance with measurement principles prescribed under SFAS No. 123(R). Accordingly, the Company will recognize approximately $125,000 and $500,000 as compensation expense during the year ended December 31, 2007 and 2008, respectively.

In October, 2007, the Company entered a new capital lease agreement. The maturity of the lease is 72 months and is denominated in CHF. Installments and interest is due on a monthly basis. The minimum lease payments amount to $54,927, the present value of net minimum lease payments is $42,798. In September, 2007, the Company deposited $45,514 towards capital lease obligation for automobiles.

Power of the Dream Ventures, Inc.
(A Development Stage Company)
For the period from April 26, 2006 (date of inception) to December 31, 2006

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders, Power of the Dream Ventures, Inc. (formerly Vidatech Technological Research and Development, LLC)

We have audited the accompanying balance sheets of Power of the Dream Ventures, Inc. (formerly Vidatech Technological Research and Development, LLC) as of December 31, 2006 and the related statements of income and comprehensive income, stockholders’ equity, and cash flows for the period from April 26, 2006 (date of inception) to December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Power of the Dream Ventures, Inc. (formerly Vidatech Technological Research and Development, LLC) at December 31, 2006, and the results of its operations and its cash flows the period from April 26, 2006 (date of inception) to December 31, 2006, inconformity with accounting principles generally accepted in the United States of America.

 Budapest, 16 January 2008

BDO Kontroll Ltd.
MKVK number: 000049

/s/ Ferenc Baumgartner	/s/ Andras Nagy
Ferenc Baumgartner	András Nagy
General Manager	Registered Auditor
MKVK number: 005718

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM APRIL 26, 2006 (date of inception) TO DECEMBER 31, 2006

Amounts in thousand USD
	Notes	2006

Net Sales	5	$6
Cost of Sales		(4)

Gross margin		2

Materials and services		3
General administration	6	31
Depreciation and amortization		3
Other expenses, net		7

Operating expenses		43

Loss from operations		(41)

Other financial income, net		1

Income before taxes		(40)
Income taxes – benefit	7	5
Net loss		$(35)
Basic and diluted loss per share		$0.00
Weighted average number of shares of common stock outstanding		33,300,000

The accompanying notes form an integral part of these financial statements.

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
BALANCE SHEET
AS OF DECEMBER 31, 2006

Amounts in thousand USD

	Notes	2006
ASSETS

Cash	8	$29
Inventories	9	4
Receivables - net of allowances		0
Other receivables	10	40
Total current assets		73

Fixed assets, net	11	7
Intangibles, net	12	6
Deferred tax assets		5
Total non-current assets		18

Total assets		$91

LIABILITIES

Accounts payable and accrued liabilities	13	$12
Total current liabilities		12

Long term debt		0
Deferred tax liabilities		0
Total non-current liabilities		0

Share capital (common stock) Par value $0.001, 33,300,000 shares issued	14	3
Additional Paid In Capital		107
Cumulative Translation Adjustment		4
Accumulated deficit during development stage		(35)
Total shareholders’ equity		79

Total liabilities and shareholder’s equity		$91

The accompanying notes form an integral part of these financial statements.

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF COMPREHENSIVE INCOME
FOR THE PERIOD FROM APRIL 26, 2006 (date of inception) TO DECEMBER 31, 2006

Amounts in thousand USD

	Notes	Comprehensive income

Net income		$(35)

Other comprehensive income (foreign currency translation adjustment)		4

Comprehensive income at December 31, 2006		$(31)

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM APRIL 26, 2006 (date of inception) TO DECEMBER 31, 2006

Amounts in thousand USD

	Notes	Share capital	Additional Paid In Capital	Currency Translation Adjustment	Accumulated Deficit	Total

Balance at April 26, 2006		0	0	0	0	0

Issuance of common stock		3				3
Additional Paid In Capital			107			107
Net loss					(35)	(35)
Foreign currency translation				4		4

Balance at December 31, 2006		3	107	4	(35)	79

The accompanying notes form an integral part of these financial statements.

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM APRIL 26, 2006 (date of inception) TO DECEMBER 31, 2006

Amounts in thousand USD
2006
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(35)

Adjustments for items not affecting cash:
Depreciation and amortization	3
Provision for bad debts	0
3
Changes in assets and liabilities:
(Increase)/Decrease in accounts receivables	0
(Increase) in inventories	(4)
(Increase) in other current assets	(40)
(Decrease)/Increase in A/P and in accruals	12
(Decrease)/Increase in other liabilities	0
(32)

Net cash used in operating activities	(64)

CASH FLOW FROM INVESTING ACTIVITIES
Purchase/ sale of fixed assets	(10)
Purchase of intangibles	(6)
(Increase)/ Decrease in other non-current assets	(5)

Net cash flow used in investing activities	(21)

CASH FLOW FROM FINANCING ACTIVITIES
Dividend paid	0
Proceeds from issuance/ (repayment) of debt	0
Proceeds from owners	107
Proceeds from issuance of equity	3

Net cash flow from financing activities	110

Effect of exchange rate changes	4

Increase in cash	29

Cash at beginning period	0

Cash at closing period	$29
Cash paid for
Interest	0
Income taxes paid, net of refunds	0

The accompanying notes form an integral part of these financial statements.

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 26, 2006 TO DECEMBER 31, 2006

NOTE 1 -           GENERAL INFORMATION

Vidatech Technological Research and Development LLC (the “Company”) provides research and development activities, trades with technical equipments, technological systems, modules and components. The Company sells products primarily to other commercial companies. At December 31, 2006, the Company was primarily focused on the raising of capital and had not commenced planned principal operations. As a result, the accompanying financial statements have been presented on a development stage basis.

The main goal of the Company is to support research and development activities and to sell the products of inventions to the technological market. In 2006, the Company manufactured telescopes, and as part of net sales it was sold to customers.

The ownership structure is as follows:

Owner	Ownership percentage (%)
Dániel, KUN (junior)	20,00
Viktor, ROZSNYAI	16,67
Dániel, KUN	16,67
Jozsef, CZIEGEL	16,67
Barnabás, FEJES	3,33
Brigitta BESENYEI, KUNNÉ	3,33
Magdolna SULYA, NAGYNÉ	3,33
Éva, ROZSNYAI	3,33
Balázs, KOVÁCS	3,33
Gábor, BARTKO	3,33
Zsolt, BALASCHEK	3,33
Imre, KALMÁR NAGY	3,33
Gábor, Földes	3,33

Total	100%

NOTE 2 -           LOSSES DURING DEVELOPMENT STAGE AND MANAGEMENT’S PLANS

Since inception, the Company has incurred losses totaling 35 thousand USD, had a working capital surplus of 61 thousand USD at December 31, 2006. Management of the Company believes that founding from the additional paid in capital will allow it to continue operations.

NOTE 3 -           BASIS OF PRESENTATION

The Company’s financial statements have been prepared in conformity with accounting principles generally accepted in the United States (GAAP), consistently applied. The financial statements were prepared based on the requirements of SFAS No. 7 - Accounting and Reporting by Development Stage Enterprises.

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 26, 2006 TO DECEMBER 31, 2006

The Company maintains its books and records in the currency of and in compliance with statutory regulations  applicable in Hungary. Certain adjustments to the statutory financial statements were recorded in order to present the financial statements in conformity with the GAAP.

Assets and liabilities are translated to US Dollars at the end of period exchange rates of the account holder bank of the company (Budapest Bank Rt.). The effects of this translation for the Company are reported in other comprehensive income. Remeasurement of assets and liabilities are included in income as transaction gains and losses. Income statement elements of the Company are translated at average period exchange rates. The elements of the shareholders’ equity are translated at historical rates applicable on the day of transaction.

The accompanying statements represent the Company’s financial position, statements of income, the results of its activities and cash flows and changes in shareholders’ equity (together: “the financial statements”).

NOTE 4 -           SIGNIFICANT ACCOUNTING POLICIES

The significant accounting policies adopted in preparation of the financial statements are set out below.

a) Use of Estimates:

The preparation of the financial statements in conformity with GAAP requires management to make estimates, judgments and assumptions that affect amounts reported herein. Management believes that such estimates, judgments and assumptions are reasonable and appropriate. However, due to the inherent uncertainty involved, actual results may differ from those based upon management’s judgments, estimates and assumptions.

b) Revenue Recognition:

Sales are recognized when there is evidence of a sales agreement, the delivery of the goods or services has occurred, the sales price is fixed or determinable and collectibility is reasonably assured, generally upon shipment of product to customers and transfer of title under standard commercial terms. Sales are recognized based on the net amount billed to a customer.

Generally there are no formal customer acceptance requirements or further obligations. Orders are placed through electronic way to the company, the Company recognizes the sales of goods when the goods have been shipped or when the goods have been received by the customer, title and risk of ownership have passed, Customers do not have a general right of return on products shipped therefore no provisions are made for return.

The customers of the Company may order the products electronically through an electronical website which is delivered to them upon payment. In the developmental stage the Company sold two telescopes to two American customers.

c) Cash and cash equivalents

The Company considers all highly liquid investments purchased with a maturity of three months or less, including short term deposits and government bonds, to be cash equivalent.

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 26, 2006 TO DECEMBER 31, 2006

d) Accounts Receivable and Allowance for Doubtful Accounts:

Accounts receivable are stated at historical value, which approximates fair value. The Company does not require collateral for accounts receivable. Accounts receivable are reduced by an allowance for amounts that may be uncollectible in the future. This estimated allowance is determined by considering factors such as length of time accounts are past due, historical experience of write offs, and customers’ financial condition.

e) Inventories:

Inventories are stated at the lower of cost, determined based on weighted average cost or market. Inventories are reduced by an allowance for excess and obsolete inventories based on management’s review of on-hand inventories compared to historical and estimated future sales and usage.

f) Long lived assets:

Long lived assets, such as tangibles and intangible assets are stated at cost or fair value for impaired assets. Depreciation and amortization is computed principally by the straight-line method. Asset amortization charges are recorded for long lived assets and intangible assets subject to amortization when events and circumstances indicate that such assets may be impaired and the undiscounted net cash flows estimated to be generated by those assets are less than their carrying amounts. In the related years, no asset impairment charges were accounted for.

Depreciation is recorded commencing the date the assets are placed in service and is calculated using the straight line basis over their estimated useful lives.

The estimated useful lives of the various classes of tangible and intangible assets are as follows:

Other equipment	3-7 years
Intangibles	5 years

Tangible assets with a value less than USD 500 are expensed when incurred. Maintenance and repairs are charged to expense as incurred.

g) Pensions and Other Post-retirement Employee benefits:

In Hungary, pensions are guaranteed and paid by the government or by pension funds, therefore no pensions and other post-retirement employee benefit costs or liabilities are to be calculated and accounted by the Company.

h) Product warranty

The Company accrues for warranty obligations for products sold based on management estimates, with support from sales, quality and legal functions, of the amount that eventually will be required to settle such obligations. Up to December 31, 2006 the Company had no warranty obligation in connection with the products sold.

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 26, 2006 TO DECEMBER 31, 2006

i) Other costs:

Advertising and sales promotion expenses, repair and maintenance costs, other operating costs are expensed as incurred.

j) Income taxes:

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes”. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

k) Dividends:

Dividends paid are recorded directly in profit reserves. Dividend is recognized on the date when it is declared by the shareholders.

l) Recent Accounting Pronouncements:

In July 2006, the FASB issued Interpretation (FIN) No. 48, Accounting for Uncertainty in Income Taxes -- an interpretation of FASB Statement No. 109, which clarifies the accounting for uncertainty in income taxes recognized in a company’s financial statements in accordance with SFAS No. 109. FIN No. 48 prescribes a recognition threshold and measurement attribute for financial statement disclosure of tax positions taken or expected to be taken on a tax return. FIN No. 48 is effective for the Company beginning in January 1, 2007. The Company does not believe that the adoption of FIN No. 48 will have a material impact on its financial position, results of operation or cash flows.

In May 2005, the FASB issued SFAS No. 154, Accounting Changes and Error Corrections. This statement applies to all voluntary changes in accounting principle and to changes required by an accounting pronouncement if the pronouncement does not include specific transition provisions, and it changes the requirements for accounting for and reporting them. Unless it is impractical, the statement requires retrospective application of the changes to prior periods’ financial statements. This statement is effective for accounting changes and correction of errors made in fiscal years beginning after December 15, 2005.

In September 2006, the FASB issued SFAS 157, Fair Value Measurement. The new standard applies whenever other standards require or permit assets or liabilities to be measured at fair value. This Statement defines fair value, establishes a framework for measuring fair value, and expands disclosures about fair value measurements. This statement is effective for financial statements issued for fiscal years beginning after November 15, 2007. The Company does not believe that the adoption of SFAS 157 will have a material impact on its financial position, results of operation or cash flows.

NOTE 5 -           NET SALES REVENUES

The company’s main activity is sale of technical equipments and research and development. In 2006, revenues were primarily export sales to the US by selling of technical products, telescopes. The Company recognized revenue when products are shipped and the customer takes ownership, collection of the relevant receivable is probable, and the sales price is fixed and determinable. Price was paid upon receipt. The Company’s customers have no rights to return product, other than for defective materials.

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 26, 2006 TO DECEMBER 31, 2006

NOTE 6 -           GENERAL ADMINISTRATION EXPENSES

General administration expenses contained the following items in 2006:

2006

Rental fees for cars	16
Advertising and promotion	4
Phone and internet expenses	4
Financial services	4
Other expenses	3

Total general administration	31

Rental fee of cars are occasional rentals for company business purposes without any long term commitment. The Company did not have any employees in 2006.

NOTE 7 -           INCOME TAXES

The Company is obliged to pay the corporate tax based on the Hungarian corporate income tax rate, which is 16% primary tax on income.

In 2006, the Company has capitalized the losses of 2006 to be carried forward in the amount of 5 thousand USD. The deferred tax asset may be recognized for all deductible temporary differences to the extent that it is probable that taxable profit will be available against which the deductible temporary difference can be utilized. The management believes that the losses may be offset with future profits.

The Company had no current tax liability obligation in 2006. The Company is not entitled for any other tax allowances.

Deferred tax assets as of December 31, 2006 are presented below:

Deferred tax assets:

Tax on Capitalized loss	$5

Total deferred tax assets	$5

NOTE 8 -           CASH AND BANK

2006

Bank deposits	29
Petty cash	0
Total	29

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 26, 2006 TO DECEMBER 31, 2006

NOTE 9 -           INVENTORY

Inventories are comprised of products for sale during the ordinary course of activity. At December 31, 2006 inventories contained semi-finished goods of 4 thousand USD.

Inventories are to be reduced by an allowance for excess and obsolete inventories based on management’s review of on-hand inventories compared to historical and estimated future sales and usage. In the respected year the company did not account for impairment losses concerning inventories. The Company’s management does not expect that the impairment has a material adverse effect on the financial position.

NOTE 10 -           OTHER RECEIVABLES

2006

VAT reclaimable	6
Short term loan given to related parties	34

Total	40

During 2006, the Company has provided short term loan to its management for general administration expenses. The loan did not bear interest obligation. The short term loan was repaid in January, 2007 to the Company.

NOTE 11 -           FIXED ASSETS

Net property and equipment consisted of the followings in 2006:

2006

Machinery and equipments	4
Office equipments	6
Construction in progress	0
Total	10
Less: Accumulated depreciation	3

Net tangibles	7

Premises, operating equipment and accessories are free from any encumbrances and mortgage.

NOTE 12 -           INTANGIBLES

Intangibles consisted of the followings in 2006:

2006

Rights	2
Intellectual properties	5
Total	7

Less: Accumulated amortization	1

Net intangibles	6

POWER OF THE DREAM VENTURES, INC.
(A DEVELOPMENT STAGE COMPANY)
NOTES TO THE FINANCIAL STATEMENTS
FOR THE PERIOD FROM APRIL 26, 2006 TO DECEMBER 31, 2006

Rights include the registration of the company domain, intellectual properties are softwares.

NOTE 13 -           ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

2006

Domestic suppliers	3
Foreign suppliers	4
Accrued expenses	5
Total	12

NOTE 14 -           SHAREHOLDERS’ EQUITY

In May, 2006, the Company entered into a short term loan agreement with one of the owners, Viktor, ROZSNYAY for 20.000.000 HUF, equivalent to USD $96,000 with a maturity of April 30, 2007. On December 28, 2006 the owners of the Company decided to transfer the amount into equity and to recognize it as additional paid in capital in the amount of USD $96,000, which has increased the equity of the Company in the current year. The loan has been forgiven and it is treated as a capital contribution.

NOTE 15 -           CAPITAL COMMITMENTS

The Companies did not enter into significant capital commitments during the periods and in 2007.

NOTE 16 -           CONTINGENCIES

A company in the normal course of a business is party to a number of lawsuits and regulatory and other proceedings. The Company has no lawsuits in progress.

NOTE 17 -           RELATED PARTY TRANSACTIONS

The identity of, and balances and transactions with, related parties have been properly recorded on market prices and when appropriate, adequately disclosed in the financial statements. The sales transaction among the companies occurs on book value.

NOTE 18 -           SUBSEQUENT EVENTS

In 2007, the management of the Company decided to raise funds by entering the stock exchange in the US. The Company plans to merge with another company, Tia V, Incorporated to raise venture capital for the research and development activity. The deal is being finalized.

Vidatech and Tia V, Incorporated entered into and consummated a Securities Exchange Agreement (“Exchange Agreement”) on April 10, 2007. Under the terms of the Exchange Agreement, Tia V acquired all the outstanding equity interests of Vidatech Kft. in exchange for 33,300,000 shares of Tia V’s common stock, and Vidatech thereby became a wholly-owned Hungarian subsidiary of Tia V. Tia V is governed by the law of the State of Delaware.

Following the acquisition, the former stockholders of Vidatech owned a majority of the issued and outstanding common stock of Tia V and the management of Vidatech controlled the Board of Directors of Tia V and its wholly-owned Hungarian subsidiary Vidatech. Therefore, the acquisition has been accounted for as a reverse merger with Vidatech as the accounting acquirer of Tia V.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 145 (“Section 145”) of the Delaware General Corporation Law, as amended (the “DGCL”), permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director, officer or agent of the corporation or another enterprise if serving at the request of the corporation. Depending on the character of the proceeding, a corporation may indemnify against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action, suit or proceeding if the person indemnified acted in good faith and in a manner he or she reasonably believed to be in or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In the case of an action by or in the right of the corporation, no indemnification may be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper. Section 145 further provides that to the extent a present or former director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to above or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

The estimated expenses of this offering, all of which are to be paid by the registrant, are as follows:

U.S. Securities & Exchange Commission Registration Fee	$1,243
Accounting Fees and Expenses	$40,000
Legal Fees and Expenses	$35,000
Transfer Agent Fees	$150
Miscellaneous Expenses
TOTAL	$76,393

The foregoing amounts are estimated, the actual expenditures may be more or less.

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

We issued an aggregate of 1,000,000 shares of common stock on August 28, 2006, to Mary Passalaqua, for cash consideration of $100. The Registrant sold these shares of common stock under the exemption from registration provided by Section 4(2) of the Securities Act.

We issued an aggregate of 1,500,000 shares of common stock on March 14, 2007, to Mary Passalaqua, in satisfaction of a debt in the amount of $11,039.00. These shares of common stock were offered and sold under the exemption from registration provided by Section 4(2) of the Securities Act.

Pursuant to the Securities Exchange Agreement we issued an aggregate of 33,300,000 shares of common stock to the 25 Vidatech Equity Holders, which were valued at $0.007 per share. These shares of common stock were offered and sold under the exemption from registration provided by Regulation S and Section 4(2) of the Securities Act.

On April 26, 2007, we issued 1,000,000 shares to Mr. Gene Guhne, pursuant to the terms of the consulting agreement between us and Mr. Guhne, which were valued at $0.34 per share. These shares of common stock were offered and sold under the exemption from registration provided by Section 4(2) of the Securities Act.

On May 19, 2007 we issued 250,000 shares, which were valued at $0.34 per share, to each of Messrs. Joseph Sierchio and Paul V.Greco, principals of Sierchio Greco & Greco, LLP, our legal counsel, for professional services rendered. These shares of common stock were offered and sold under the exemption from registration provided by Section 4(2) of the Securities Act.

On May 24, 2007, we issued 50,000 shares, which were valued at $0.34 per share, to Mr. Viktor Salca, pursuant to the terms of the Invention Transfer Agreement between us and Mr. Salca. These shares of common stock were offered and sold under a Regulations S exemption from registration provided by Regulation S and Section 4(2) of the Securities Act.

On May 24, 2007, we issued 50,000 shares, which were valued at $0.34 per share, to Mr. Janos Salca, pursuant to the terms of the Invention Transfer Agreement between us and Mr. Salca. These shares of common stock were offered and sold under a Regulations S exemption from registration provided by Regulation S and Section 4(2) of the Securities Act.

On May 29, 2007, we issued 75,000 shares, which were valued at $0.34 per share, to Mr. Charles Machin, pursuant to the terms of the consulting agreement between us and Mr. Machin. These shares of common stock were offered and sold under a Regulations S exemption from registration provided by Regulation S and Section 4(2) of the Securities Act.

On June 6, 2007, we issued 100,000 shares, which were valued at $0.34 per share, to Gabor Szilagyi, Dr., pursuant to the terms of the consulting agreement between us and Dr. Szilagyi. These shares of common stock were offered and sold under a Regulations S exemption from registration provided by Section 4(2) of the Securities Act.

On June 15, 2007 we completed a private placement of an aggregate of 2,250,000 shares to 19 persons resident in Hungary and received aggregate proceeds of $760,000. These shares of common stock were offered and sold under the exemption from registration provided by Regulation S.

On October 25, 2007 we completed a private placement of an aggregate of 104,000 shares to 6 persons residents in Hungary and received aggregate proceeds of $260,000. These shares of common stock were offered and sold under the exemption from registration provided by Regulation S.

Regulation S Compliance

•	Each Regulation S offer or sale was made in an offshore transaction.

•	Neither we, a distributor, any respective affiliates nor any person on behalf of any of the foregoing made any directed selling efforts in the United States.

•	No offer or sale was made to a U.S. person or for the account or benefit of a U.S. person.

•	Each purchaser of the securities certified it was not a U.S. person and was not acquiring the securities for the account or benefit of a U.S. person.

•
Each purchaser agreed to resell such securities only in accordance with the provisions of Regulation S, pursuant to an effective registration statement under the Securities Act of 1933, as amended, or pursuant to an available exemption from registration, and agreed not to engage in hedging transactions with regard to such securities unless in compliance with the Securities Act.

•
The securities contain a legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from such registration, and that hedging transaction involving the securities may only be conducted in compliance with the Securities Act.

•
We notified the purchaser, we will instruct, and have so instructed, our transfer agent to refuse to register any transfer of the securities not made in accordance with the provisions of Regulation S, pursuant to registration under the Securities Act, or pursuant to an available exemption from registration.

Section 4(2) and Regulation D Compliance

Offers and sales of our common stock were made to an aggregate of five (5) persons residing in the United States three of whom are accredited investors as that term is defined in Regulation D; two of whom are, respectively, the mother and sister of our president and sole director.

ITEM 27. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES

The following exhibits are, except where indicated to be incorporated by reference to a previous filing of the Registrant, attached hereto:

Exhibit No.	Description of Exhibit.

3.1	Original Certificate of Incorporation of the Registrant, as filed with the Delaware Secretary of State on August 17, 2006*
3.2	Certificate of Amendment to Certificate of Incorporation of the Registrant as filed on April 12, 2007**
3.3	Bylaws of the Registrant*
3.4	Form of Registration Rights Agreement of the Registrant†
3.5	Form of Subscription Agreement of the Registrant†

5.1	Opinion of Loeb & Loeb, LLP †
10.1	Securities Exchange Agreement executed and delivered on April 10, 2007 and dated as of March 16, 2007 by and among Tia V, Inc., Mary Passalaqua, Vidatech Kft, and the equity owners of Vidatech Kft**
10.2	Separation Agreement and Release executed and delivered on April 10, 2007 and dated as of April 6, 2007 by and between Tia V, Inc. and Mary Passalaqua**
10.3	Promissory Note in the Principal Amount of $250,000 in favor of Mary Passalaqua**
10.4	Exclusive Distributorship Agreement dated June 15, 2006 by and between Vidatech and Toth Attila, a Hungarian citizen**
10.5	Amendment No. 1 dated July 15, 2007 to Exclusive Distributorship Agreement dated June 15, 2006 by and between Vidatech and Toth Attila, a Hungarian citizen†
10.6
Amendment dated May 11, 2007 to Securities Exchange Agreement executed and delivered on April 10, 2007 and dated as of March 16, 2007 by and among Tia V, Inc., Mary Passalaqua, Vidatech Kft, and the equity owners of Vidatech Kft†

10.7	Business Consulting Agreement dated April 26, 2007 between the Registrant and Eugene L. Guhne†
10.8	Business Consulting Agreement dated June 1, 2007 between the Registrant and Mihaly Zala†
10.9	Amendment No. 1 dated June 2, 2007 to Business Consulting Agreement dated June 1, 2007 by and between the Registrant and Mr. Mihaly Zala†
10.10	Business Consulting Agreement dated May 29, 2007 between the Registrant and Gabor Kolossvary†
10.11	Amendment No. 1 dated May 29, 2007 to Business Consulting Agreement dated June 1, 2007 by and between the Registrant and Mr. Gabor Kolossvary†
10.12	Business Consulting Agreement dated May 29, 2007 between the Registrant and Mr. Charles Machin†
10.13	Amendment No. 1 dated May 29, 2007 to Business Consulting Agreement dated June 1, 2007 by and between the Registrant and Mr. Charles Machin†
10.14	Business Consulting Agreement dated June 1, 2007 between the Registrant and Dr. Gabor Szilágyi†
10.15	Amendment No. 1 dated June 6, 2007 to Business Consulting Agreement dated June 6, 2007 by and between the Registrant and Dr. Gabor Szilágyi†
10.16	RiverPower Invention Transfer Agreement dated May 24, 2007 between Vidatech and Janos Salca and Viktor Salca, two Hungarian citizens.†
10.17	Amendment No. 1 dated August 1, 2007 to RiverPower Invention Transfer Agreement dated May 24, 2007 between Vidatech and Janos Salca and Viktor Salca, two Hungarian citizens.†
10.18	Invention Transfer Agreement dated August 13, 2007 between Vidatech and Imre Kalmar Nagy, a Hungarian citizen.†
10.19	Syndicate agreement between in4 Kft. and Vidatech, Kft.†
10.20	Invention transfer agreement between Otto Buresch and Vidatech Kft.†
10.21	Employment Agreement between Vidatech and Viktor Rozsnyay, dated October 24, 2007***
10.22	Employment Agreement between Vidatech and Daniel Kun, Jr., dated October 24, 2007***
10.23	Employment Agreement between Vidatech and Mihaly Zala, dated October 24, 2007***
10.24	Employment Agreement between Vidatech and Szilvia Toth, dated October 24, 2007***

10.25	Employment Agreement between Vidatech and Ildiko Rozsa, dated October 24, 2007***
10.26	Form of Registrant’s Restricted Stock Agreement†
10.28	Facilities lease agreement between Vidatech Kft anf Lira Kft.†
10.29	Amendment to Invention Transfer Agreement between Vidatech and Imre Kalmar Nagy, dated November 28, 2007.
21.1	Subsidiaries of the Registrant†
23.1	Consent of Loeb & Loeb, LLP (Included in Exhibit 5.1)
23.2	Consent of BDO Kontroll Ltd.
23.3	Consent of Pintz and Co.†

† Previously filed.

* Filed as an exhibit to the Registrant’s Registration Statement on Form 10S-B, as filed with the U.S. Securities & Exchange Commission on October 31, 2006, and incorporated herein by reference.

** Filed as an exhibit to the Registrant’s Form 8-K Current Report, as filed with the U.S. Securities & Exchange Commission on April 17, 2007, and incorporated herein by reference.

*** Filed as an exhibit to the Registrant’s Form 8-K Current Report, as filed with the U.S. Securities & Exchange Commission on October 26, 2007, and incorporated herein by reference.

ITEM 28. UNDERTAKINGS

The undersigned registrant hereby undertakes:

(1)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)            to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)           to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)           to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2)           That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)           For purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other that prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 24 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Actof1933and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities(other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorizes this registration statement to be signed on its behalf by the undersigned, in the City of Budapest, Republic of Hungary, on January 18, 2008.

POWER OF THE DREAM VENTURES, INC.

By:	/s/ Viktor Rozsnyay
Name: Viktor Rozsnyay
Title: Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Viktor Rozsnyay	Chairman of the Board of	January 18, 2008
Viktor Rozsnyay	Directors, Chief Executive
Officer and President (Principal Executive Officer)

/s/ Ildiko Rozsa	Chief Financial Officer	January 18, 2008
Ildiko Rozsa	(Principal Financial Officer)

/s/ Szilvia Toth	Chief Accounting Officer
Szilvia Toth	(Principal Accounting Officer)	January 18, 2008

EXHIBIT INDEX

Exhibit No.	Description of Exhibit.

3.1	Original Certificate of Incorporation of the Registrant, as filed with the Delaware Secretary of State on August 17, 2006*
3.2	Certificate of Amendment to Certificate of Incorporation of the Registrant as filed on April 12, 2007**
3.3	Bylaws of the Registrant†
3.4	Form of Registration Rights Agreement of the Registrant†
3.5	Form of Subscription Agreement of the Registrant*
5.1	Opinion of Loeb & Loeb, LLP †
10.1	Securities Exchange Agreement executed and delivered on April 10, 2007 and dated as of March 16, 2007 by and among Tia V, Inc., Mary Passalaqua, Vidatech Kft, and the equity owners of Vidatech Kft**
10.2	Separation Agreement and Release executed and delivered on April 10, 2007 and dated as of April 6, 2007 by and between Tia V, Inc. and Mary Passalaqua**
10.3	Promissory Note in the Principal Amount of $250,000 in favor of Mary Passalaqua**
10.4	Exclusive Distributorship Agreement dated June 15, 2006 by and between Vidatech and Toth Attila, a Hungarian citizen**
10.5	Amendment No. 1 dated July 15, 2007 to Exclusive Distributorship Agreement dated June 15, 2006 by and between Vidatech and Toth Attila, a Hungarian citizen†
10.6
Amendment dated May 11, 2007 to Securities Exchange Agreement executed and delivered on April 10, 2007 and dated as of March 16, 2007 by and among Tia V, Inc., Mary Passalaqua, Vidatech Kft, and the equity owners of Vidatech Kft†

10.7	Business Consulting Agreement dated April 26, 2007 between the Registrant and Eugene L. Guhne†
10.8	Business Consulting Agreement dated June 1, 2007 between the Registrant and Mihaly Zala†
10.9	Amendment No. 1 dated June 2, 2007 to Business Consulting Agreement dated June 1, 2007 by and between the Registrant and Mr. Mihaly Zala†
10.10	Business Consulting Agreement dated May 29, 2007 between the Registrant and Gabor Kolossvary†
10.11	Amendment No. 1 dated May 29, 2007 to Business Consulting Agreement dated June 1, 2007 by and between the Registrant and Mr. Gabor Kolossvary†
10.12	Business Consulting Agreement dated May 29, 2007 between the Registrant and Mr. Charles Machin†
10.13	Amendment No. 1 dated May 29, 2007 to Business Consulting Agreement dated June 1, 2007 by and between the Registrant and Mr. Charles Machin†
10.14	Business Consulting Agreement dated June 1, 2007 between the Registrant and Dr. Gabor Szilágyi†
10.15	Amendment No. 1 dated June 6, 2007 to Business Consulting Agreement dated June 6, 2007 by and between the Registrant and Dr. Gabor Szilágyi†
10.16	RiverPower Invention Transfer Agreement dated May 24, 2007 between Vidatech and Janos Salca and Viktor Salca, two Hungarian citizens.†
10.17	Amendment No. 1 dated August 1, 2007 to RiverPower Invention Transfer Agreement dated May 24, 2007 between Vidatech and Janos Salca and Viktor Salca, two Hungarian citizens.†
10.18	Invention Transfer Agreement dated August 13, 2007 between Vidatech and Imre Kalmar Nagy, a Hungarian citizen.†
10.19	Syndicate agreement between in4 Kft. and Vidatech, Kft.†
10.20	Invention transfer agreement between Otto Buresch and Vidatech Kft.†
10.21	Employment Agreement between Vidatech and Viktor Rozsnyay, dated October 24, 2007***
10.22	Employment Agreement between Vidatech and Daniel Kun, Jr., dated October 24, 2007***
10.23	Employment Agreement between Vidatech and Mihaly Zala, dated October 24, 2007***
10.24	Employment Agreement between Vidatech and Szilvia Toth, dated October 24, 2007***
10.25	Employment Agreement between Vidatech and Ildiko Rozsa, dated October 24, 2007***
10.26	Form of Registrant’s Restricted Stock Agreement†
10.28	Facilities lease agreement between Vidatech Kft anf Lira Kft.†
10.29	Amendment to Invention Transfer Agreement between Vidatech and Imre Kalmar Nagy, dated November 28, 2007.
21.1	Subsidiaries of the Registrant†
23.1	Consent of Loeb & Loeb, LLP (Included in Exhibit 5.1)
23.2	Consent of BDO Kontroll Ltd.
23.3	Consent of Pintz and Co.†

† Previously filed.

* Filed as an exhibit to the Registrant’s Registration Statement on Form 10S-B, as filed with the U.S. Securities & Exchange Commission on October 31, 2006, and incorporated herein by reference.

** Filed as an exhibit to the Registrant’s Form 8-K Current Report, as filed with the U.S. Securities & Exchange Commission on April 17, 2007, and incorporated herein by reference.

*** Filed as an exhibit to the Registrant’s Form 8-K Current Report, as filed with the U.S. Securities & Exchange Commission on October 26, 2007, and incorporated herein by reference.